UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
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MAGNETEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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N49 W13650 Campbell Drive
Menomonee Falls, Wisconsin 53051
April 2, 2012
Dear Stockholder:
It is our pleasure to invite you to the 2012 Annual Meeting of Stockholders of Magnetek, Inc., which will be held on Tuesday, May 1, 2012 at 10:00 a.m. Central Daylight Time. During the meeting, we will discuss the items of business described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. There will also be a report on Magnetek’s business operations and an opportunity to ask questions. A representative of Ernst & Young LLP, Magnetek’s independent registered public accounting firm for fiscal year 2012, will also be present and will be available to respond to questions that may be directed to them and have the opportunity to make a statement if they so desire.
We hope you can personally attend the meeting and vote your shares. If you are unable to do so, it is still important that your shares be represented and we urge you to promptly sign, date and return the enclosed Proxy Card, or to vote by telephone or by the Internet by following the instructions on the enclosed Proxy Card. Your vote, regardless of the number of shares you own, is important. If you are unable to attend the meeting, we hope you will listen to it live over the Internet by accessing the “Investor Relations” page of our website, www.magnetek.com. Slides used at the meeting and audio of the report of operations will be maintained on our website as long as its content remains timely.
If your shares are held in the name of a bank or broker and you do not instruct them to vote in the election of our Directors, no votes will be cast on your behalf. For your vote to be counted, you will need to communicate your voting decisions to your bank, broker or other financial institution before the date of the Annual Meeting. Please be sure that you vote.

Sincerely,

Mitchell I. Quain
Chairman of the Board of Directors

Peter M. McCormick
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Time:	Tuesday, May 1, 2012, 10:00 a.m. Central Daylight Time
Place:	Magnetek Corporate Offices
N49 W13650 Campbell Drive Menomonee Falls, Wisconsin 53051
Items of Business:	1) To elect the persons nominated herein to the Board of Directors;
2) To ratify the appointment of Ernst & Young LLP as Magnetek’s independent registered public accounting firm for fiscal year 2012;
3) To hold an advisory vote to approve the compensation of the Company’s named executive officers; and
4) To transact such other business that may properly come before the meeting.
Who Can Vote:
Anyone who held of record shares of common stock of Magnetek, Inc., at the close of business on March 21, 2012 (the “Record Date”). For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection in the offices of the Corporate Secretary, N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051 during business hours each weekday. The list will also be available at the Annual Meeting.

Transition Report:
On August 4, 2011, the Board of Directors approved a change in the Company’s fiscal year from the Sunday falling nearest to June 30 of each calendar year to the Sunday falling nearest to December 31, with the change to a calendar year reporting cycle beginning January 2, 2012. As a result of this change in fiscal year, there exists a six‑month transition period from July 4, 2011 through January 1, 2012, which is referred to herein as the “Transition Period” and for which the Company is reporting its financial results.
A copy of Magnetek’s Transition Report for the six‑month transition period ended January 1, 2012, on Form 10-K, without exhibits, is enclosed with this Notice of Annual Meeting and Proxy Statement. The Transition Report on Form 10-K, with exhibits, which has been filed with the Securities and Exchange Commission (“SEC”), can be accessed through direct links to the SEC filings on the Magnetek website at www.magnetek.com in the “Investor Relations” section. Upon request, Magnetek will, without charge, send its stockholders an additional copy of the Transition Report on Form 10-K (with financial statements and related schedules) for the six‑month Transition Period ended January 1, 2012. The request must be directed to the attention of the Corporate Secretary of Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

Method of Voting:	Your vote is important and may be cast in any of the following ways:
1) Mark, sign, date and return the enclosed Proxy Card in the postage-paid envelope (no additional postage is necessary if mailed in the United States);
2) Vote in person at the Annual Meeting;
3) Vote by telephone by following the instructions on the Proxy Card; or
4) Vote via the Internet by following the instructions on the Proxy Card.

MAGNETEK, INC.
2012 ANNUAL MEETING
PROXY STATEMENT

PROXY STATEMENT
Magnetek, Inc.’s Board of Directors solicits the enclosed Proxy to give all of the stockholders of record of Magnetek, Inc. (referred to herein as “Magnetek” or the “Company”) an opportunity to vote on the matters set forth in the preceding Notice of Annual Meeting of Stockholders. The Company’s annual stockholders’ meeting (“Annual Meeting”) will be held on Tuesday, May 1, 2012, at 10:00 a.m. Central Daylight Time, at Magnetek’s Corporate Offices, N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051. This Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about April 2, 2012.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 1, 2012. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2011 Transition Report on Form 10‑K are available at www.magnetek.com in the “Investor Relations” section under “Proxy Online.”
Voting Information

Who Can Vote: Voting rights are vested exclusively in holders of Magnetek, Inc.’s common stock, par value $.01, who held stock as of the close of business on March 21, 2012 (the “Record Date”). As of the close of business on the Record Date, there were 3,315,498 shares of common stock outstanding. The number of shares outstanding reflects the effects of the Company’s 1-to-10 reverse stock split which was given effect on December 5, 2011. Stockholders are entitled to one vote for each share of common stock held on any matter that properly comes before the stockholders at the Annual Meeting.

Quorum and Counting of Votes. To establish a quorum necessary to conduct business at the Annual Meeting, a majority of the outstanding shares of our common stock must be represented in person or by proxy. Votes may be cast in favor of the proposals, may be withheld, or you may abstain from voting on a particular item, except with respect to the election of Directors. Votes withheld from the election of any Director will be excluded entirely from the vote and will have no effect on the election, except to the extent that failure to vote for an individual results in another individual receiving a larger number of votes. Directors are elected by a plurality of the votes cast and shares may not be voted cumulatively for the election of Directors. A majority of the votes cast is necessary to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012 and for approval of an advisory resolution on the compensation of Magnetek’s named executive officers. Abstentions will be counted as present for purposes of establishing a quorum with respect to the item on which the abstention is noted and will have the effect of a negative vote.

Ways to Vote: Stockholders may vote in person at the Annual Meeting, by Proxy, by telephone or via the Internet. To vote by Proxy, simply mark the enclosed Proxy Card, date and sign it and return it in the postage-paid envelope provided. Doing so authorizes the individuals named as Proxy Holders on the Proxy Card to vote your shares according to your instructions. Proxy Cards that are signed and returned without voting instructions will be voted by the Proxy Holders in favor of each proposal. The Proxy Holders will vote at their discretion on other matters that properly come before the stockholders at the Annual Meeting. You may also vote via telephone or the Internet by simply following the instructions on the enclosed Proxy Card. If you need directions to the Annual Meeting location, please call the Company at (800) 288-8178.

Broker non-votes occur when shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. The broker or other intermediary is authorized to vote the shares on routine matters but may not vote on the election of Directors and on non-routine matters without the beneficial stockholder’s express authorization. The stockholder advisory vote concerning the compensation of our named executive officers is not considered a routine matter. Therefore, your broker or other intermediary holder of your shares will not be permitted to vote your

Revocation of Proxy. At any time before the meeting, you may revoke your Proxy by (a) signing another Proxy Card with a later date and returning it prior to the meeting, (b) attending the meeting in person to cast your vote or (c) casting your vote via telephone or the Internet on a date later than the date on your Proxy Card.

shares in the election of Directors or on such stockholder advisory vote unless you provide voting instructions. Broker non-votes are counted for purposes of determining the presence of a quorum for the election of Directors, but under Delaware law are not counted for purposes of determining the votes cast on any non-routine proposal.

named executive officers. We will hold an advisory vote on the compensation of Magnetek’s named executive officers on an annual basis until we hold an advisory vote of the stockholders on the frequency of such advisory vote as required by law. Detailed information about the advisory vote on the compensation of Magnetek’s named executive officers is provided in the section titled “Proposal No. 3” on pages 8 and 9 of this Proxy Statement.

Proposals. The following proposals will be submitted by the Company for a vote of the stockholders at this year’s Annual Meeting.

The Board of Directors recommends a vote “FOR” approval of the following advisory resolution: RESOLVED, that the stockholders of Magnetek approve, on an advisory basis, the compensation of Magnetek’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative set forth in this Proxy Statement.

Proposal 1: Election of Directors. Each current member of the Board of Directors is recommended for re-election to the Board and has agreed to stand for re-election. If elected, each Director will serve a term expiring at the next Annual Meeting or until a successor is elected and qualified in the event that his or her services as a Director terminates prior to the next meeting of stockholders for some unforeseen reason. If unforeseen circumstances make it necessary for the Board of Directors to substitute another person in place of any of the below nominees, the Proxy Holders will vote shares cast in favor of that nominee for the substitute. Detailed information about each of the below-named nominees is provided in the section titled “Election of Board of Directors” on pages 4 to 6 of this Proxy Statement:

Stockholder Proposals. No proposals were timely submitted for inclusion in this Proxy Statement for the Annual Meeting or for consideration at the Annual Meeting. No untimely proposals were submitted as of the date of this Proxy Statement. Any proposal received prior to the Annual Meeting, when and if raised at the Annual Meeting, will be voted by the Proxy Holders in the manner deemed appropriate by the Board of Directors.

David A. Bloss, Sr. Yon Y. Jorden Alan B. Levine Peter M. McCormick Mitchell I. Quain David P. Reiland

Other Matters. Magnetek does not know of any business other than that described in the Notice of Annual Meeting and this Proxy Statement that will be presented for consideration or action by our stockholders at the Annual Meeting; however, any such other business that properly comes before the Annual Meeting will be voted on by the Proxy Holders in the manner deemed appropriate by the Board of Directors.

The Board of Directors recommends a vote “FOR” each of the nominees.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for the fiscal year 2012 from January 2, 2012 through December 30, 2012. The Board has ratified the appointment. This proposal is submitted to our stockholders to verify their approval of this selection. If the appointment of Ernst & Young LLP is not ratified by our stockholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.

Submission of Stockholder Proposals for the 2013 Annual Meeting. We anticipate that next year’s annual stockholders’ meeting will take place on May 15, 2013. Any stockholder satisfying the requirements of the Securities and Exchange Commission (“SEC”) and wishing to submit a proposal, including nomination of a director, to be included in the Proxy Statement for the 2013 annual stockholders’ meeting should submit the proposal in writing to the Corporate Secretary of Magnetek, Inc. at:

Magnetek, Inc. Attn: Corporate Secretary N49 W13650 Campbell Drive Menomonee Falls, Wisconsin 53051

The Board of Directors recommends a vote “FOR” approval and ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2012.

The proposal must be received on or before January 1, 2013, to be considered timely submitted for inclusion in the Proxy Statement for the 2013 annual stockholders’ meeting and must include the information required by the Company’s Bylaws. Magnetek’s Proxy Holders reserve

Proposal 3: Advisory Vote to Approve the Compensation of Magnetek’s Named Executive Officers. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking our stockholders to vote to approve, on an advisory (non‑binding) basis, the compensation of Magnetek’s discretion to vote in the manner deemed appropriate by the Board of Directors with respect to timely filed proposals, provided that (1) Magnetek includes in its Proxy Statement for the 2013 annual stockholders’ meeting advice on the nature of the proposal and how Magnetek intends to exercise its voting discretion and (2) the proponent of such proposal does not issue a separate Proxy Statement in respect of that proposal. Proposals, including nominations for election of a director, that are not timely submitted for inclusion in the Proxy Statement for the 2013 annual stockholders’ meeting in accordance with the above instructions, must be submitted in writing to the Corporate Secretary at the address in the above paragraph on or before December 3, 2012 for consideration at the 2013 annual stockholders’ meeting and must comply with the other requirements for stockholder proposals and director nominations set forth in the Company’s Bylaws and Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines are published on its website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance.”

Stockholders currently receiving multiple copies of the Company’s Transition Report and Proxy Statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number and address indicated above.

Costs of Solicitation. Magnetek will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. Magnetek has retained D.F. King & Co., Inc. to solicit proxies at a cost of approximately $9,000.00, plus reasonable out-of-pocket expenses. In addition to solicitation of proxies by use of the mail, D.F. King & Co., Inc. may, without additional compensation, solicit proxies personally, by telephone or by other appropriate means. Magnetek will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of Magnetek’s common stock for others to send Proxy materials to, and to obtain Proxies from, their principals, and Magnetek will reimburse them for reasonable expenses incurred in doing so upon request.

Delivery of Proxy Materials to Households. Pursuant to the rules of the SEC, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s 2011 Transition Report and this Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2011 Transition Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify the Company of their requests by calling or writing the Corporate Secretary, at:

Magnetek, Inc. Attn: Corporate Secretary N49 W13650 Campbell Drive Menomonee Falls, Wisconsin 53051 Phone: (262) 703-3500

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS
At the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated the six Director candidates named below for re-election to the Board. Personal information on each of our Director candidates is provided below. The Board has determined that the following nominees for Director are independent under The Nasdaq Stock Market (“Nasdaq”) listing standards and the independence standards set forth in the Company’s Corporate Governance Guidelines: David A. Bloss, Yon Y. Jorden, Alan B. Levine, Mitchell I. Quain and David A. Reiland. Peter M. McCormick is an employee of the Company and, as such, is not considered an “independent” director. Magnetek’s Corporate Governance Guidelines are published on our website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance,” and are available in print to any stockholder that requests a copy from the Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.
The Nominating and Corporate Governance Committee reviews and evaluates individual nominees (including shareholder nominees) for election to the Board, taking into account the composition and skills of the entire Board and the requirements of the Company with the view of selecting qualified nominees whose experience and background add value to the Board combined with the desirability of having a Board that represents diverse views and experience. Consideration is given to a potential candidate and nominee’s ability to contribute to the diversity of the education, industry background, skill sets, professional affiliations, leadership roles, age, character and domestic and global experience of the Board in accordance with the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee utilizes this matrix of experience and qualifications to develop criteria to select nominees. In addition to the unique qualifications and skills associated with our six Director candidates named below, the Nominating and Corporate Governance Committee considers all factors it deems relevant including that each nominee should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. The Nominating and Corporate Governance Committee considers all potential nominees on the merits without regard to the source of the recommendation. Before being nominated, director candidates are interviewed by members of the Nominating and Corporate Governance Committee. Additional interviews may include other members of the Board and representatives from the senior level of management.
All of our nominees currently serve as Directors. Other than Mr. McCormick, none of our Directors is currently employed by Magnetek. Each Director is elected for a term expiring at the next annual stockholders’ meeting of the Company or until a successor is qualified and elected in the event that his or her services as a Director terminate prior to the next annual stockholders’ meeting for some unforeseen reason. All of our nominee Directors have agreed to stand for re‑election.

David A. Bloss, Sr. has served on the Board since April 2008. He serves on the Audit, Nominating and Corporate Governance and Retirement Plan Committees, and serves as the Chairman of the Compensation Committee. Mr. Bloss retired as director and Chairman of the Board of CIRCOR International, Inc., a fluid control valve manufacturer, effective March 1, 2009. He retired as CIRCOR’s Chief Executive Officer in 2008, a position he held since 1999, when CIRCOR was spun off from Watts Industries, Inc. Prior to joining Watts, Mr. Bloss served as President of the superabrasives division of Norton Company and as Director of Corporate Planning and Development for Cooper Industries. He also held positions at Clark Equipment Company and Price Waterhouse & Co. Mr. Bloss’ career and experience as a CEO and President of manufacturing companies combined with extensive corporate planning, mergers and acquisitions and business integration allow him to provide the Board with extensive insights into a variety of corporate issues and challenges. Mr. Bloss serves on the board of Xerium Technologies, Inc., a manufacturer of consumable products for industrial applications. Mr. Bloss is currently a member of the Indiana University South Bend Chancellor’s Advisory Board.

David A. Bloss, Sr. (61) Chairman, Compensation Committee; Member, Audit, Nominating and Corporate Governance and Retirement Plan Committees

Yon Y. Jorden has served on the Board since July 2004. She serves on the Compensation, Nominating and Corporate Governance and Retirement Plan Committees, and serves as the Chairman of the Audit Committee. Ms. Jorden held senior management positions in the health care services, technology and manufacturing industries, as Chief Financial Officer of major NYSE, Nasdaq and Fortune 500 companies from 1984 to 2004. From 2002 to 2004, Ms. Jorden was Executive Vice President and Chief Financial Officer of Advance PCS. Prior to that, she served as Executive Vice President and Chief Financial Officer of Informix from 2000 to 2001, and held the same position with Oxford Health Plans, Inc. from 1998 to 2000. From 1990 to 1996, Ms. Jorden was a Senior Vice President and Chief Financial Officer of Wellpoint, Inc. From 1979 until 1984, Ms. Jorden was a Senior Auditor with Arthur Andersen & Co., where she became a certified public accountant. She previously served as a member of the Board of Directors and Audit Committee Chair of US Oncology, Inc. until it was acquired by McKesson Corporation in November 2010. In her executive capacities, Ms. Jorden has specialized in complex financial transactions, including corporate turnarounds, initial public offerings and mergers and acquisitions. Ms. Jorden’s career and experience allow her to provide the Board with advice and insight into a variety of financial, operational and risk oversight issues. Ms. Jorden serves on the boards of Maxwell Technologies, Inc., a manufacturer of energy storage and power delivery products, and Methodist Health System, Inc., a Texas-based hospital system.

Yon Y. Jorden (57) Chairman, Audit Committee; Member, Compensation, Nominating and Corporate Governance and Retirement Plan Committees

Alan B. Levine has served on the Board since August 2011. He serves on the Audit and Retirement Plan Committees. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. from 2001 to 2002 and Chief Financial Officer and Treasurer of Marathon Technologies Corporation from 1998 to 2001. He was also a member of the Board of Directors and Audit Committee Chair of MCK Communications before the company’s merger in November 2003. Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was a Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. From January 2007 until July 2011, he served as Vice President and Chief Financial Officer of the Graduate Management Admissions Council. He is a former Director and Audit Committee Chair of Nextera Enterprises Inc. Mr. Levine brings to the Board extensive demonstrated expert knowledge and experience in accounting and finance from his Master of Accounting degree and as a former partner with Ernst & Young LLP and former certified public accountant, as well as a former chief financial officer. This knowledge and experience gives Mr. Levine a perspective and depth of business, accounting and financial experience such that he is able to provide the Board with an understanding of the technical issues management confronts and to serve as a resource for management. Mr. Levine serves on the board of RBC Bearings Incorporated, a manufacturer of bearings.

Alan B. Levine (68) Member, Audit and Retirement Plan Committees

Peter M. McCormick has served on the Board since August 2011, and since October 2008 serves as President and Chief Executive Officer of the Company. Mr. McCormick was Magnetek’s Executive Vice President and Chief Operating Officer from 2006 to 2008. From 2002 to 2006, he was Executive Vice President and General Manager of Magnetek’s Power Controls Group, overseeing the Company’s motion control systems for cranes and hoists, elevator drive systems, mining equipment drives and alternative energy power conversion systems. Mr. McCormick joined Magnetek in 1993 from Square-D Corporation, a diversified electrical manufacturing and supply company, where he held increasingly responsible management positions in engineering, marketing and business development from 1984 to 1993. Mr. McCormick provides the Board with extensive knowledge of the details of our Company and its employees as well as front‑line experience of running our Company. Mr. McCormick serves on the board of the Metropolitan Milwaukee Association of Commerce.

Peter M. McCormick (51) President and Chief Executive Officer

Mitchell I. Quain has served as Chairman of the Board since October 2006, and has served on the Board since 1999. He serves on the Compensation and Retirement Plan Committees, and serves as the Chairman of the Nominating and Corporate Governance Committee. Mr. Quain was a Partner of One Equity Partners LLC, a private equity investment firm during 2011. From 2008 to 2010, he was a Managing Director of ACI Capital Co., LLC, a private equity firm. From 2001 to 2003, he served as Vice Chairman of Investment Banking at ABN AMRO, a global full service wholesale and retail bank. Prior to that, he served as the Global Head of Industrial Manufacturing and of its banking business. From early 1997 until its acquisition by ING Barings later that year, Mr. Quain was an Executive Vice President and a member of the Board of Directors and of the Management Committee of Furman Selz, an international financial services and investment banking firm. Prior to joining Furman Selz, Mr. Quain was a Partner with Wertheim & Company, Inc., an investor relations and communications company. He is a former Director of Heico Corporation. Mr. Quain’s qualifications as a certified financial analyst, and extensive investment management experience combined with industrial manufacturing expertise provides a unique resource to the Board with his understanding of the operational, financial and strategic issues the Company faces. Mr. Quain serves on the boards of Astro‑Med, Inc., a manufacturer of printers and data acquisition systems, Handy & Harman Ltd., a diversified industrial products manufacturing and supply company, Hardinge Inc., a machine tool manufacturer, RBC Bearings Incorporated, a manufacturer of bearings and Titan International, Inc., a manufacturer of civilian and military tires and wheels.

Mitchell I. Quain (60) Chairman, Board of Directors; Chairman, Nominating and Corporate Governance Committee; Member, Compensation and Retirement Plan Committees

David P. Reiland has served on the Board since December 2006, and serves as the Chairman of the Retirement Plan Committee. Mr. Reiland was President and CEO of Magnetek from October 2006 to October 2008. He served as Executive Vice President of the Company from 2001 to 2006 and as Chief Financial Officer from 1988 to 2006. He was Controller of the Company from 1986 to 1993 and was Vice President, Finance from 1987 to 1989. Prior to joining the Company, Mr. Reiland was an Audit Manager with Arthur Anderson & Co., where he served in various capacities from 1980 until 1986. Mr. Reiland provides the Board with a specialized and detailed understanding of our Company’s history and operations in addition to his expertise in financial restructuring and public financial transactions. Mr. Reiland serves as Chairman of the Board of Broadwind Energy, Inc., a supplier of products and services to wind and other energy-related industries.

David P. Reiland (58) Chairman, Retirement Plan Committee

The Board of Directors recommends that stockholders vote “FOR” the election of the director nominees named above.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for fiscal year 2012 from January 2, 2012 through December 30, 2012. The Board has ratified the appointment. This proposal is submitted to the stockholders to verify their approval of this selection. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will be available to answer stockholders’ questions and have the opportunity to make a statement if the representative wishes to do so.
Fees Paid to Ernst & Young LLP
The following table shows the aggregate fees billed to Magnetek for the Transition Period and for fiscal year 2011 by Ernst & Young LLP, the Company’s independent registered public accounting firm. All of the fees were approved by the Audit Committee in accordance with the pre-approval policy described below.

Services Performed	Transition Period 2011	Fiscal Year 2011	Fiscal Year 2010
Audit Fees (1)	$231,000	$250,000	$270,000
Audit Related Fees (2)	$0	$0	$0
Tax Fees (3)	$0	$12,700	$0
All Other Fees	$0	$0	$0
	$231,000	$262,700	$270,000

(1)
Includes fees billed for professional services rendered for the audits of the Company’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services in connection with statutory and regulatory filings or engagements.

(2)
Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting.

(3)	Includes fees billed for tax compliance and tax advice.
Independence of Registered Public Accounting Firm
The Audit Committee reviews annually a formal written statement from the independent registered public accounting firm disclosing all relationships between it and the Company, consistent with the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee reviews and discusses whether non-audit services approved pursuant to the pre-approval procedure outlined below are compatible with maintaining independence. The Audit Committee determined that the performance of services described above other than audit services is compatible with maintaining the independence of Ernst & Young LLP.
Pre-Approval Policy
The Audit Committee has adopted a formal pre-approval policy for all services provided by the Company’s independent registered public accounting firm. The policy is reviewed annually by the Audit Committee and modified, if appropriate, in accordance with, among other things, SEC rules and regulations. The policy combines the two approaches established by the SEC for pre-approving audit and non-audit services: (1) providing for pre-approval without consideration of specific pre-approved services, and (2) requiring explicit consideration and pre-approval of all other services to be provided by the independent registered public accounting firm and of any services exceeding pre-approved budgets. For both categories of services, the Audit Committee considers whether the proposed services are consistent with the SEC’s rules on auditor independence. The Audit Committee reviews and pre-approves annually the list of services subject to pre-approval and all requests or applications for such services are submitted to the Company’s Controller along with a detailed description of the services to be rendered. The Controller verifies whether a service is included within or excluded from the detailed description of services pre-approved by the Audit Committee and the Audit Committee is then timely informed of any such services rendered by the independent registered public accounting firm. Requests or applications to provide services that require specific approval of the Audit Committee are jointly submitted to the committee by the independent registered public accounting firm and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.
The Audit Committee has designated Magnetek’s internal auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with this policy. The Company’s internal auditor reports to the Audit Committee on a periodic basis on the results of the monitoring. Both the internal auditor and management will immediately report to the Chairman of the Audit Committee any breach of this policy that comes to their attention. The Audit Committee reviews the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent registered public accounting firm’s services.
The Audit Committee expects all of the work of the independent registered public accounting firm for fiscal year 2012 from January 2, 2012 through December 30, 2012 to be approved in accordance with the above policies and procedures.
The Board of Directors recommends a vote “FOR” approval and ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2012.
PROPOSAL NO. 3
ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act requires that we ask our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of Magnetek’s named executive officers. The Dodd-Frank Act also requires that we ask stockholders to cast an advisory vote on how often we should include an advisory vote on executive compensation in proxy material for future stockholder meetings where compensation disclosure is required. At our November 9, 2011 annual stockholders’ meeting, our stockholders approved an advisory resolution that the stockholders shall be given the opportunity to cast an advisory vote regarding the compensation of Magnetek’s named executive officers on an annual basis. Following the 2011 annual stockholders’ meeting, our Board of Directors determined to hold the advisory vote on executive compensation annually until the next stockholders’ vote on the frequency of such advisory vote as required by law. For a comprehensive description of our executive compensation program please refer to the Compensation Discussion and Analysis, and the accompanying tables and narrative, beginning on page 19 of this Proxy Statement.
As discussed in more detail in our Compensation Discussion and Analysis and the accompanying tables and narrative, we believe that Magnetek’s executive compensation programs have been effective in incenting the achievement of our positive results. Our Compensation Committee has designed the compensation packages for Magnetek’s executive officers to significantly depend on the achievement of Magnetek’s performance goals that the Compensation Committee believes drive long‑term shareholder value. In establishing compensation plans, the Compensation Committee regularly reviews the performance of our executives and all components of their compensation as well as salary survey data in order to confirm that our compensation programs are comparable to the companies in our Compensation Comparator Group. Furthermore, the Compensation Committee reviews the results of the previous annual stockholders’ advisory vote on Magnetek’s executive compensation. At the 2011 annual stockholders’ meeting, a substantial majority (77%) of our stockholders who voted on the proposal approved our executive compensation as described in the 2011 proxy statement.
The Board of Directors recognizes that executive compensation decisions are made annually and holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback from our stockholders. Stockholders should note, however, that because the advisory vote on executive compensation will occur after the beginning of the compensation year, in many cases, it may not be appropriate or feasible to change our executive compensation program in connection with a particular year’s advisory vote on executive compensation.
The Board strongly endorses Magnetek’s executive compensation program and recommends to our stockholders to indicate their support for our named executive officers compensation as described in this Proxy Statement. This Proposal No. 3 gives you as a stockholder the opportunity to express your views regarding our Transition Period executive compensation policies and procedures for named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement.
Stockholder Approval Requirement
Approval of the advisory vote as described in Proposal No. 3 will require the affirmative vote of the holders of a majority of Magnetek’s shares voted at the annual meeting either in person or by proxy.

The Board of Directors Recommends that Stockholders Vote “FOR” the following advisory resolution:
RESOLVED, that the stockholders of Magnetek approve, on an advisory basis, the compensation of Magnetek’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative set forth in this Proxy Statement.
Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote and consider the outcome when making future decisions concerning our executive compensation program.
CORPORATE GOVERNANCE PRINCIPLES
Magnetek’s Board of Directors and management are committed to operating the Company in accordance with its long-standing governance principles and sound business practices. This fundamental framework provides the foundation from which the Board and management pursue long-term strategic objectives aligned with the interests of the Company’s stockholders. Magnetek’s corporate governance principles are reviewed annually by the Nominating and Corporate Governance Committee and any proposed changes are discussed with and recommended to the full Board for approval. Magnetek’s Corporate Governance Guidelines are published on its website at www.magnetek.com in the “Investor Relations” section, under “Corporate Governance” and under “Board Guidelines,” and are available in print to any stockholder that requests a copy from the Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.
Board Composition and Independence
Magnetek’s Board of Directors currently consists of six members, each of whom is subject to election by the Company’s stockholders to serve a term until the next annual stockholders’ meeting, absent any unforeseen circumstances. The Corporate Governance Guidelines for Board composition encourage a breadth of diverse views and experience from a variety of industries and professional backgrounds. The Nominating and Corporate Governance Committee identifies potential candidates through professional search firms and/or referrals with consideration given to a potential candidate’s ability to contribute to the diversity of the Board as reflected in the Corporate Governance Guidelines. Candidacy for Board membership requires the final approval of the full Board, based upon the recommendation of the Nominating and Corporate Governance Committee and the Chairman of the Board. Each year, the Board proposes a slate of nominees to the stockholders, who elect the members of the Board at the annual stockholders’ meeting. Stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information regarding proposed candidates to the Corporate Secretary in accordance with the procedure for submitting stockholder proposals set forth on page 2 and page 3 of this Proxy Statement. Selected Directors are expected to meet the Company’s governance criteria as reflected in the Corporate Governance Guidelines, including demonstration of the highest personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee is responsible for establishing qualifications for Directors, taking into account the composition and skills of the entire Board and the needs of the Company. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and must be prepared to serve on the Board for an extended period of time.
In accordance with the listing standards established by Nasdaq, the requirements of the Sarbanes-Oxley Act of 2002 and the Company’s Corporate Governance Guidelines, the Board has adopted criteria for establishing independence that meets or exceeds the requirements of the Nasdaq listing standards. Each year, the Nominating and Corporate Governance Committee reviews the qualifications and independence of each existing Board member and new candidates for Board membership, if any, prior to making recommendations for nominations to the Board for the following year. The Board takes into account all relevant facts, circumstances and affiliations, direct or indirect relationships, and related person transactions that might impact an existing or candidate Board member’s independence from the Company and management. Based upon its most recent review of independence in February 2012, the Nominating and Corporate Governance Committee determined that all of the current Directors are independent under the Nasdaq listing standards and the Company’s Corporate Governance Guidelines, except Mr. McCormick who is an employee of the Company and serves as the Company’s President and Chief Executive Officer.
Applying the Nasdaq listing standards and the Company’s independence standards, the Board determined that there are no transactions, relationships or arrangements that would impair the independence or judgment of any of the Directors deemed independent by the Board. See Relationships and Related Transactions section on page 12 of this Proxy Statement.
Recognizing the value of long-term experience, the Company does not have a mandatory retirement policy for our Directors. The Company does, however, require non-employee Directors to offer their resignation whenever their principal employment or affiliation changes after joining the Board or whenever there is a material change in their personal circumstances. The Nominating and Corporate Governance Committee then evaluates the changed circumstance and its impact on the Board member’s ability to continue effectively contributing to the oversight of the Company’s management and makes a recommendation to the Board on whether the member should continue to serve. The final decision, based upon the committee’s recommendation, is made by the Board.
Board Structure and Risk Oversight
Magnetek’s Bylaws provide that the Board of Directors reserves the right to combine the responsibilities of the Chief Executive Officer and Chairman of the Board in the same individual. Since 2005, the Board has determined to separate these roles. The Board believes at this time that designating an independent director to act as the non-executive Chairman serves the best interests of the Company and our stockholders. The Board further believes that the committees of the Board are best served by engaging management of the Company on an ongoing basis. Thus, our President, who is also our Chief Executive Officer, serves as an ex-officio, non‑voting member of all our Board committees. In addition, each of the Board’s committees currently consists entirely of independent Directors, as determined on an annual basis by the Board. This design facilitates the Board’s oversight of management and the functioning of the Board.
As reflected in our Bylaws and Corporate Governance Guidelines, the responsibilities of our Chairman include presiding at all meetings of the Board, setting the agenda for Board meetings and the provision of information to Board members prior to each meeting. The Chairman also presides over the Company’s annual and any special stockholders’ meetings.
The Board of Directors takes an active role in overseeing management of the Company’s enterprise, financial, reputational, legal, environmental and business risks, with input from the Company’s President and Chief Executive Officer and other members of senior management, as appropriate. The Board is ultimately responsible for the conduct of the review, approval and monitoring of fundamental financial and business strategies and major corporate actions, including assessing enterprise, financial, reputational, legal, environmental and business risks facing the Company while reviewing options for mitigation of such risks.
The Nominating and Corporate Governance Committee is responsible for the review of the leadership structure of the Board. It also has general responsibility for surveillance of the Company’s compliance with its Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee makes recommendations on the number of Directors, as well as the structure and membership of each committee of the Board and is responsible for assessing corporate governance risks including evaluating Director independence and related party transactions.
The Audit Committee is responsible for oversight of our accounting and financial reporting practices and procedures and the integrity of our financial statements. Annually, the Audit Committee engages in a Company-wide assessment of risk management policies, practices and processes including risk identification, analysis, controls and monitoring. The Audit Committee is briefed on a quarterly basis by our Director of Internal Audit and, resulting from ensuing discussions, establishes the internal audit schedule.
The Compensation Committee is responsible for overseeing the Company’s compensation policies, practices and programs. The Compensation Committee analyzes, in conjunction with management, whether such compensation policies, practices and programs, when viewed in their component parts and when taken as a whole, create risks that are reasonably likely to have a material adverse effect on the Company. The analysis is conducted Company-wide and applied to programs applicable to all employees including our executive officers. Based upon this analysis, the Compensation Committee does not believe that the Company’s compensation programs were reasonably likely to create or encourage unnecessary or excessive risk taking by the Company’s employees, including our executive officers.
The Retirement Plan Committee represents the Board of Directors in providing for the oversight and monitoring of the administration and performance of the Company’s retirement benefit plans. The Retirement Plan Committee meets no less than twice per year to review and monitor the administration and performance of the Company’s retirement benefit plans. The Retirement Plan Committee receives input and professional advice from its consulting actuary, trust fund investment manager and an independent investment advisor. The Company’s defined benefit pension plan could, under certain circumstances, be reasonably likely to have a material adverse effect on the Company. The Company froze its defined benefit pension plan with respect to new participants in 2002 and with respect to existing participants in 2003. Accrued benefits continue to be funded by the Company with no employee contributions required. The principal risk associated with this pension plan is market volatility of asset prices and interest rates. Risks associated with the management of plan assets and plan liabilities are the oversight responsibility of the Retirement Plan Committee. The pension plan’s performance, including the funding percentages and investment choices, are also reviewed at least annually with the Board of Directors.

Board Functional Responsibilities
Board members are expected to devote sufficient time and attention to carrying out their duties and responsibilities and to ensure that their other responsibilities, including service on other boards, do not interfere with their responsibilities as members of Magnetek’s Board of Directors. Directors are expected to prepare for and attend all Board meetings and meetings of committees to which they are assigned. The Company schedules Board meetings once each quarter and calls special and telephonic meetings when required. During the Transition Period, the Board held two regularly scheduled quarterly meetings, one special meeting and four telephonic meetings. All of the Directors attended in person or participated telephonically in all of these meetings. Board members also are expected to attend each annual stockholders’ meeting if they are able to do so. All of the Directors attended the 2011 annual stockholders’ meeting. We anticipate that all of our Directors will attend the May 1, 2012 Annual Meeting.
A master Board meeting agenda and meeting agendas for each of the committees are prepared each year to cover recurring items and are submitted to the Chairman of the Board and to the applicable committees for review and approval. Proposed meeting agendas are submitted to the Chairman of the Board and the committee chairmen prior to each scheduled meeting to enable the chairmen to revise the agendas and add additional topics for discussion, as appropriate. Materials relevant to the topics to be discussed are distributed prior to meetings and Directors are expected to review the materials and prepare for meetings in advance. At each quarterly meeting, the Board participates in focused discussions of the Company’s quarterly performance and key issues affecting the Company. The Board formally reviews and discusses the Company’s business plan for the next year and its longer-term strategic objectives, as well as its management succession plan, at least once a year.
Executive sessions with only independent Directors occur during each quarterly meeting and at the end of special and telephonic meetings at the discretion of the Board and at any other time deemed appropriate by the Board. The executive sessions are chaired by Mitchell Quain, Chairman of the Board, who is an independent director. At least annually, the independent Directors meet formally in an executive session to evaluate the President and Chief Executive Officer’s past year’s performance and to discuss and establish performance objectives for the next fiscal year.
All of the Directors participate in an annual evaluation of the Board’s effectiveness. Committee members also evaluate the effectiveness of the committees on which they serve.
The Board, and each committee, is authorized to engage independent outside financial, legal and other consultants as they deem necessary or appropriate. Directors also have full access to management. Committee responsibilities are detailed in each committee charter.
Alignment with Stockholder Interests
Directors are expected to represent the interests of all of our stockholders. As described in the Director Compensation section on pages 33 and 34 of this Proxy Statement, all or a substantial portion of each Director’s compensation is linked to the Company’s stock performance and to the long-term interests of our stockholders. Directors are required to accept their annual Board and committee chairmanship retainer fees in phantom shares of the Company’s common stock, and may elect to receive their meeting fees in phantom shares of common stock or cash. Currently, all of the Directors receive all of their compensation, including meeting fees, in phantom shares of common stock. The phantom stock is held in a rabbi trust and is not distributed until January of the year following the termination of a Director’s service on the Board. The Company has adopted stock ownership guidelines for its Directors such that they must own qualifying shares of our common stock with a market value of three times a Director’s annual retainer within five years from such Director’s initial appointment or election.
Senior management meets regularly with institutional investors and stockholders and reports to the Board on analyst and stockholder views of the Company.
Communications with the Board
Stockholders and interested parties who wish to communicate with the Board of Directors or the non-management Directors may do so in writing, addressed to the Chairman of the Board, c/o Vice President, General Counsel and Corporate Secretary, Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.
The Board of Directors has instructed the Vice President, General Counsel and Corporate Secretary to distribute communications to the Chairman after determining whether the communication is appropriate for the duties and responsibilities of the Board. The Vice President, General Counsel and Corporate Secretary does not forward general surveys and mailings to solicit business, advertise products, resumes, product inquiries or complaints, sales communications or other communications that do not relate to the responsibilities of the Board.

Code of Conduct and Reporting of Ethical Concerns
Magnetek has adopted a Code of Business Conduct and Ethics applicable to all of our employees and officers, including the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and our Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and in print to any stockholder who requests a copy from the Corporate Secretary of Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051. Any request for a waiver of the Code of Business Conduct and Ethics must be submitted to the Nominating and Corporate Governance Committee for consideration and must be approved by the full Board. As of the date of this Proxy Statement, no request for a waiver of the Code of Business Conduct and Ethics has ever been made.
Magnetek has established procedures for employees, stockholders and others to communicate concerns about ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. Concerns may be anonymously communicated by contacting Signius, our independent, third party call center, at 1-866‑428‑1705. The Signius representative will transcribe the content of the call, maintaining the confidentiality of the caller even if contact information is left by the caller for follow-up purposes. Upon receipt of a communication, Signius immediately emails the content of the communication to the Vice President, General Counsel and Corporate Secretary and to the Chairman of the Audit Committee. All communications remain confidential and the identity of the caller, even if disclosed to Signius, is not disclosed to the Vice President, General Counsel and Corporate Secretary or the Audit Committee Chairman.
COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
David A. Bloss, Sr. served as Chairman of the Compensation Committee and Yon Y. Jorden and Mitchell I. Quain served as committee members. None of the Compensation Committee members was, during the Transition Period, an officer or employee of the Company, nor is any committee member a former employee of the Company. None of the committee members and none of the Company’s executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity and no interlocking relationship existed in the Transition Period.
RELATIONSHIPS AND RELATED TRANSACTIONS
The Company’s Corporate Governance Guidelines set forth the procedures regarding related person transactions and for determining the independence of our Directors and committee members. The Nominating and Corporate Governance Committee is responsible for evaluating the independence of each Board and committee member at least annually, and more often if warranted by a change of circumstances or the nomination of a new Board member. All relationships are evaluated annually by the Nominating and Corporate Governance Committee, using the criteria set forth in the Corporate Governance Guidelines, to determine whether they impact a Director’s independence. The “Corporate Governance Principles” section on pages 9 to 12 of this Proxy Statement contains additional information on related person transactions. A copy of the Corporate Governance Guidelines may be found on the Company’s website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and under “Board Guidelines.”
The Company had no related person transactions in the Transition Period and none are currently proposed.
STANDING COMMITTEES OF THE BOARD
Audit Committee

Composition:	Separately designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Charter:
The Audit Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually by the committee. A copy may be found on the Company’s website at www.magnetek.com in the “Investor Relations” section, under “Corporate Governance” and under “Charters,” and is available in print to any stockholder who requests it from the Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

Members:	Four independent Directors during the Transition Period:
Yon Y. Jorden, Chairman
David A. Bloss, Sr.
Alan B. Levine
Mitchell I. Quain

All of the above Directors served on the Audit Committee during the Transition Period. On August 4, 2011, Mr. Levine became a member of the Audit Committee and on August 5, 2011, Mr. Quain resigned from the Audit Committee.

Independence:	Every member of the Audit Committee qualifies as independent under the Company’s independence guidelines and under guidelines established by Nasdaq listing standards for Audit Committee membership.
Meetings:
During the Transition Period, the Audit Committee held two regularly scheduled quarterly meetings, and one telephonic meeting. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Audit Committee performed a self-evaluation of its performance in the Transition Period.
Experts:
The Board has determined that all of the Audit Committee members are financially literate under the Nasdaq listing standards and that Ms. Jorden and Messrs. Bloss and Levine each qualify as an Audit Committee financial expert within the meaning of the SEC regulations and that they each have accounting or related financial management expertise and experience which results in their financial sophistication as required by the Nasdaq listing standards.

Functions:	The following are the primary responsibilities of the Audit Committee. A more complete description of the Audit Committee’s responsibilities is set forth in the committee charter.

•Appoints or replaces the independent registered public accounting firm and pre-approves all auditing services, engagement fees and all non-audit services provided by the independent registered public accounting firm, except for non-audit services that fall within the de minimus exception set forth in Section 10A of the Exchange Act, and monitors disclosure of the pre-approval of non-audit services in the Company’s periodic reports.

•Assesses and ensures the independence, qualifications and performance of the independent registered public accounting firm, including a review and evaluation of the lead partner, taking into account the opinions of management and the Company’s internal audit department.

•Reviews and discusses with management and the independent registered public accounting firm (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) reports prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the independent registered public accounting firm and the Company’s response to the letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent registered public accounting firm activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases using “pro forma” or “adjusted” non-GAAP information and financial information and earnings guidance provided to analysts.

•At least annually, obtains the independent registered public accounting firm written statement concerning any non-audit relationships between the auditor and the Company and assesses the independence of the outside auditor as required under the Public Company Accounting Oversight Board’s applicable requirements and obtains the report regarding the auditor’s internal quality-control procedures and any material issues raised by the most recent quality-control review or peer review of the firm, and any steps taken to resolve any such issues.

•Reviews and discusses with management and the independent registered public accounting firm the Company’s quarterly and annual audited financial statements, including matters required to be discussed pursuant to any relevant Statement on Auditing Standards.

•Meets with the independent registered public accounting firm to review and approve its annual scope of audit and meets without management present to review and to discuss management’s response to findings.

•Reviews the adequacy of the Company’s internal audit plan, responsibilities, budget and staffing, including the appointment, reassignment or dismissal of the director or manager of internal audit and reviews findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.

•Meets with the internal auditor to review and approve the annual scope of audit and meets without management present to discuss management’s response to findings.

•Establishes and monitors the implementation of procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•Reviews disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations as required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

•Reviews any reports of the independent registered public accounting firm mandated by Section 10A of the Exchange Act, and obtains from the independent auditors any information with respect to illegal acts in accordance with Section 10A.

•Reviews at least annually the exceptions noted in the reports to the Audit Committee by the internal auditors and the independent registered public accounting firm and the progress made in responding to the exceptions.

•Reviews and discusses with management the Company’s material contingent liabilities and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•Prepares the report required by the rules of the SEC to be included in the Company’s annual Proxy Statement.
Compensation Committee

Structure:	Separately designated committee of independent Directors.
Charter:
The Compensation Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and under “Charters,” and is available in print to any stockholder who requests it from the Corporate Secretary of Magnetek at the address noted above.

Members:	Three independent Directors during the Transition Period:
David A. Bloss, Sr., Chairman
Yon Y. Jorden
Mitchell I. Quain
All of the above Directors served on the Compensation Committee during the Transition Period.
Independence:	All of the Compensation Committee members are independent, as independence for compensation committee members is defined in the Nasdaq listing standards.
Meetings:
During the Transition Period, the Compensation Committee held one regularly scheduled meeting, and one telephonic meeting. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Compensation Committee performed a self-evaluation of its performance in the Transition Period.
Functions:	The following are the primary responsibilities of the Compensation Committee. A more complete description of the committee’s functions is set forth in the committee charter.
•Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance, and set the Chief Executive Officer’s compensation. Review and approve the compensation of executives based upon the Chief Executive Officer’s evaluation of performance and recommendations.
•Review, evaluate and make recommendations to the Board on the overriding compensation strategy of the Company and periodically reassess the balance between short-term pay and long-term incentives.

•Adopt, administer, approve and ratify awards under incentive compensation and equity-based plans and make recommendations with respect to performance or operating goals for participants in the Company’s plans.

•Review and make recommendations to the Board regarding employment agreements, severance arrangements, change in control agreements for the Chief Executive Officer and the officers of the Company, and any special or supplemental benefits paid to the Chief Executive Officer and the officers.

•Review and consider the results of any stockholders’ advisory vote pertaining to executive compensation.
•Review and approve other large compensation expense categories such as employee benefit plans.
Nominating and Corporate Governance Committee.

Structure:	Separately designated committee of independent Directors.
Charter:
The Nominating and Corporate Governance Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and under “Charters,” and is available in print to any stockholder who requests it from the Corporate Secretary of Magnetek at the address noted above.

Members:	Three independent Directors during the Transition Period:
Mitchell I. Quain, Chairman
David A. Bloss, Sr.
Yon Y. Jorden
All of the above Directors served on the Nominating and Corporate Governance Committee during the Transition Period.
Independence:	All of the Nominating and Corporate Governance Committee members are independent, as independence for nominating committee members is defined in the Nasdaq listing standards.
Meetings:
One regularly scheduled meeting of the Nominating and Corporate Governance Committee was held during the Transition Period. Each committee member participated in the meeting that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Nominating and Corporate Governance Committee performed a self-evaluation of its performance in the Transition Period.
Functions:	The following are the primary responsibilities of the Nominating and Corporate Governance Committee. A more complete description of the committee’s functions is set forth in the committee charter.

•Develops qualification criteria for Board membership and recommends nominees for Board membership. Considers nominations from stockholders that are submitted in accordance with the requirements for submission of stockholder proposals set forth on page 2 and page 3 of this Proxy Statement. Screens individual candidates to determine their qualification for recommendation to become Board members in accordance with the Corporate Governance Guidelines and annually assesses the adequacy and effectiveness of such guidelines.

•Makes recommendations from time-to-time to the Board regarding the number of members that should serve on the Board and regarding the standing committees of the Board, including their structure and annual membership.

•Reviews and analyzes Board compensation and makes recommendations to the full Board for consideration.
•Periodically reviews each Board member’s ownership of the Company’s common stock.
•Reviews periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers.
•Reviews and reassesses at least annually the adequacy of the Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommends any proposed changes to the Board for approval.

•Considers any requests for waivers of the Company’s Code of Business Conduct and Ethics and makes a recommendation to the Board of Directors for its determination, and oversees the Company’s compliance with disclosures of any such waivers.

Retirement Plan Committee

Structure:	Separately designated committee of Directors.
Charter:
The Retirement Plan Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s website at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and under “Charters,” and is available in print to any stockholder who requests it from the Corporate Secretary of Magnetek at the address noted above.

Members:	Five Directors during the Transition Period:
David P. Reiland, Chairman
David A. Bloss, Sr.
Yon Y. Jorden
Alan B. Levine
Mitchell I. Quain
All of the above Directors served on the Retirement Plan Committee during the Transition Period. On August 4, 2011, Mr. Levine became a member of the Retirement Plan Committee.
Meetings:
One meeting of the Retirement Plan Committee was held during the Transition Period. Each committee member participated in the meeting that occurred during the time that he or she served on the committee.

Functions:	The following are the primary responsibilities of the Retirement Plan Committee. A more complete description of the Retirement Plan Committee’s functions is set forth in its charter.
•Reviews investment strategy and fund performance for the Company’s retirement plans and related trusts and reviews issues affecting the financial condition and performance of the retirement plans.
•Reviews amendments and other significant issues relating to the retirement plans and, as deemed appropriate, makes recommendations to the Board.
•Reviews the accounting impact and costs for the retirement plans.
•Consults with and seeks advice from appropriate management personnel, outside consultants, auditors, actuaries, investment managers or legal counsel, as deemed appropriate by the committee.

•Delegates administration and management of the retirement plans and other responsibilities to officers of the Company, key management personnel or qualified third party providers, as deemed appropriate by the committee.

BENEFICIAL OWNERSHIP OF MAGNETEK, INC. COMMON STOCK
BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS
The following table shows the amount of Magnetek common stock beneficially owned by (a) each person or group believed to own more than 5% of Magnetek’s common stock outstanding on February 15, 2012; (b) each Director, (c) each named executive officer reflected in the Summary Compensation Table on page 26 of this Proxy Statement (hereafter referred to as “Executive Officers”) and (d) all Directors and Executive Officers as a group. The percentage amounts set forth in the table below are based on the 3,268,979 shares of our common stock outstanding on February 15, 2012, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of that date.

	Number of Shares (1)	Percent (1)
Lloyd I. Miller, III (2)	317,914	9.7%
4550 Gordon Drive
Naples, FL 34102
Heartland Advisors, Inc. (3)	299,999	9.2%
William J. Nasgovitz
789 North Water Street
Milwaukee, WI 53202
AWM Investment Company, Inc. (4)	260,826	8.0%
David M. Greenhouse
Austin W. Marxe
527 Madison Avenue, Suite 2600
New York, NY 10022
GAMCO Investors, Inc. (5)	250,705	7.7%
Gabelli Funds, LLC
GAMCO Asset Management Inc.
Teton Advisors, Inc.
Mario J. Gabelli
One Corporate Center
Rye, NY 10580
Royce & Associates, LLC (6)	165,841	5.1%
745 Fifth Avenue
New York, NY 10151
Peter M. McCormick (7)	72,844	2.2%
Marty J. Schwenner (8)	43,280	1.3%
David A. Bloss, Sr. (9)	22,511	*
Hungsun S. Hui (10)	20,427	*
Mitchell I. Quain (11)	18,055	*
David P. Reiland (12)	14,885	*
Scott S. Cramer (13)	11,948	*
Yon Y. Jorden (14)	5,875	*
Michael J. Stauber (15)	4,475	*
Alan B. Levine (16)	0	*
Executive Officers and Directors as a Group (10 persons) (17)	214,300	6.6%

*    Less than one percent.

(1)
For purposes of this table, a person is deemed to have “beneficial ownership” of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial stockholders in question. For purposes of this table, the addresses of the Executive Officers and the Directors shall be N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

(2)
According to a Schedule 13G filed on February 14, 2012, Lloyd I. Miller, III has sole dispositive and voting power with respect to 317,914 shares of our common stock as (a) a manager of a limited liability company that is the general partner of a certain limited partnership, (b) the manager of a limited liability company that is the advisor to certain family trusts, (c) the trustee of certain generation skipping trusts and (d) an individual.

(3)
According to a Schedule 13G filed on February 10, 2012, Heartland Advisors, Inc. (“Heartland”), by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and William J. Nasgovitz, as a result of his ownership interest in Heartland, have shared voting and dispositive power with respect to the shares of common stock reported in the above table. Mr. Nasgovitz disclaims beneficial ownership of such shares.

(4)
According to a Schedule 13G filed on February 13, 2012, David M. Greenhouse and Austin W. Marxe, as controlling principals of AWM Investment Company, Inc., share sole voting and dispositive power with respect to 260,826 shares of our common stock. AWM Investment Company, Inc. is the general partner of and investment adviser to Special Situations Cayman Fund, L.P., and the general partner of MGP Advisers Limited Partnership which, in turn, is the general partner of Special Situations Fund III QP, L.P. Special Situations Fund III QP, L.P. directly owns 194,552 shares of our common stock and Special Situations Cayman Fund, L.P. directly owns 66,274 shares of our common stock.

(5)
According to a Schedule 13D filed on January 5, 2012, (i) Gabelli Funds, LLC (“Gabelli Funds”) has sole voting and dispositive power with respect to 90,500 shares of our common stock, (ii) GAMCO Asset Management Inc. (“GAMCO Asset”) has sole voting power with respect to 101,450 shares and sole dispositive power with respect to 103,950 shares of our common stock and (iii) Teton Advisors, Inc. (“Teton Advisors”) has sole voting and dispositive power with respect to 56,255 shares of our common stock. Mr. Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer, are engaged in providing investment services and advice to various institutional and individual clients. Mr. Gabelli and the foregoing reporting persons are deemed to have beneficial ownership of certain shares of our common stock, which are beneficially owned by certain of such reporting persons. The reporting persons do not admit that they constitute a group.

(6)
According to a Schedule 13G filed on January 31, 2012, Royce & Associates, LLC has sole voting and sole dispositive power with respect to 165,841 of the shares of our common stock reported in the above table.

(7)	Includes 39,500 shares issuable upon exercise of options by Mr. McCormick, 26,000 shares of restricted stock not yet vested and 159 shares held in the Company’s 401(k) Plan.

(8)	Includes 15,152 shares issuable upon exercise of options by Mr. Schwenner, 20,038 shares of restricted stock not yet vested and 396 shares held in the Company’s 401(k) Plan.

(9)	Includes 11,791 shares issuable upon exercise of options by Mr. Bloss. Does not include 16,655 shares of phantom stock held in the Director Compensation and Deferral Investment Plan by Mr. Bloss.

(10)	Includes 7,800 shares issuable upon exercise of options by Mr. Hui and 9,331 share of restricted stock not yet vested.

(11)
Includes 7,125 shares issuable upon exercise of options by Mr. Quain. Also includes 9,360 shares held in trusts for the benefit of Mr. Quain’s children, as to which Mr. Quain disclaims beneficial ownership. Does not include 24,427 shares of phantom stock held in the Director Compensation and Deferral Investment Plan.

(12)
Includes 1,875 shares issuable upon exercise of options by Mr. Reiland. Also includes 7,802 shares held in trust. Does not include 20,649 shares of phantom stock held in the Director Compensation and Deferral Investment Plan.

(13)	Includes for Mr. Cramer 11,798 shares of restricted stock not yet vested.

(14)
Includes 4,875 shares issuable upon exercise of options by Ms. Jorden. Also includes 1,000 shares held in a family trust. Does not include 21,937 shares of phantom stock held in the Director Compensation and Deferral Investment Plan.

(15)	Includes for Mr. Stauber 4,475 shares of restricted stock not yet vested.

(16)	Does not include for Mr. Levine 3,614 shares of phantom stock held in the Director Compensation and Deferral Investment Plan.

(17)
Includes 88,118 shares issuable upon exercise of options by Executive Officers and Directors as a group, 71,642 shares of restricted stock not yet vested and 555 shares held in the Company’s 401(k) Plan. Also includes, for certain Directors, shares held by trusts.

EXECUTIVE COMPENSATION
The information regarding the Company’s executive officers is included in Part I, Item I, under the caption “Supplementary Information—Executive Officers of the Company” in the Company’s Transition Report on Form 10-K for the Transition Period ended January 1, 2012 and is hereby incorporated by reference into this Proxy Statement.
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of the Board of Directors is tasked with discharging the Board of Director’s responsibilities related to oversight of the compensation of our officers and ensuring that our executive compensation program meets our corporate objectives. Our executive compensation program is administered by management in accordance with the policies developed by the Compensation Committee. The discussion and analysis below is designed to assist in understanding the objectives of our executive compensation program, the different components of compensation paid to our named executive officers (“Named Officers”) and the basis for our compensation decisions. Our Named Officers in the Transition Period include the following five individuals: Peter M. McCormick, President and Chief Executive Officer (“CEO”); Marty J. Schwenner, Vice President and Chief Financial Officer (“CFO”); and our other most highly compensated executive officers other than the CEO and CFO, who were serving as executive officers at the end of the Transition Period, Hungsun S. Hui, Vice President Operations; Michael J. Stauber, Vice President, Corporate Controller and Chief Accounting Officer; and Scott S. Cramer, Vice President, General Counsel and Corporate Secretary. In addition to our Named Officers, other key employees of the Company participate in our executive compensation programs at varying levels based upon their job responsibilities and their impact on Company performance and goal achievement. This discussion and analysis should be read together with the compensation tables provided in this Proxy Statement.
Summary of Executive Compensation Program
The Compensation Committee believes that executive compensation should be directly linked to Company performance and increased stockholder value. The objectives of the Compensation Committee regarding our executive compensation program include:
•providing a competitive total compensation package that enables us to attract and retain key personnel;

•	motivating performance to achieve objectives by providing short-term compensation opportunities directly linked to Company objectives;

•	providing long-term compensation opportunities, primarily through equity awards, that align executive compensation with value received by our stockholders; and

•	promoting ownership of our stock by our executives in order to align the goals of our executives more closely with our goals and those of our stockholders.
These objectives are implemented by the Compensation Committee through our executive compensation program, which is comprised of three primary elements:
•base salary;
•short-term incentive compensation; and
•long-term incentive compensation.
Other secondary elements include retirement benefits, other benefits and change in control and retention agreements.
The Compensation Committee believes that both short-term and long-term incentive compensation should reflect the performance of the Company as well as the individual contribution of each executive. Salary and bonus payments are primarily designed to reward current and past performance, recognizing that the primary goal of the Company and the Compensation Committee is to create long-term value for stockholders. The principal tool used to achieve the long-term incentive goal is the periodic grant of equity awards to Named Officers and other key employees. Equity is awarded to provide incentives for superior long-term future performance, as well as to reward exemplary past performance and as a tool for the hiring and retention of Named Officers and other key employees. Equity awards are directly linked to stockholders’ interests because the potential value of the awards is directly related to the price of the Company’s common stock.

The Compensation Committee believes that executive compensation should reflect the scope of the individual’s responsibilities, the Company’s performance and the contribution of each executive to the Company’s success. Market competitiveness and equitable principles are central elements of the committee’s compensation policies. The aggregate compensation of the Company’s executives, whether cash or equity based, is evaluated by comparison to that of executives at similar-sized companies in related industries who hold equivalent positions or have substantially similar levels of responsibility, as well as by comparison to other executives within the Company who have comparable levels of responsibility. To evaluate the competitiveness of the Company’s compensation programs, the Committee reviews publicly disclosed compensation information of similar-sized companies in related industries, as well as broad-based compensation surveys of other manufacturing or electronic equipment companies of similar size and performance within similar geographical regions.
The Compensation Committee has the flexibility to use these elements, along with discretionary benefits in proportions that will most effectively accomplish its objectives. For instance, the committee may decide to realign an individual’s total compensation package to place greater emphasis on annual or long-term incentive compensation, depending on the focus of the business.
In establishing compensation plans for the Company, the Compensation Committee:

•	reviews with management the cost and competitiveness of our cash and other compensation policies for all of our employees;
•ensures that our compensation policies align with our corporate objectives;
•reviews the performance of our executives and all components of their compensation;
•evaluates the effectiveness of our overall executive compensation program periodically; and

•	reviews and approves our stock and bonus plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.
In addition, the committee annually reviews and, if appropriate, approves our corporate goals and objectives relevant to CEO compensation, evaluates our CEO’s performance in light of such goals and objectives, and sets our CEO’s compensation based on this evaluation. Our CEO reviews the performance and compensation levels of our other Named Officers and makes recommendations to our Compensation Committee for its review and approval.
Furthermore, the Compensation Committee reviews the results of the annual non binding advisory vote on our Named Officers’ compensation (“Say-on-Pay”) proposal. A substantial majority (77%) of our stockholders who voted on our Say‑on‑Pay proposal at our 2011 annual meeting of stockholders approved our executive compensation as described in our compensation discussion and analysis and tabular disclosures in our fiscal year 2011 proxy statement. The principal changes to our executive compensation program that have been adopted by the committee since August 2011 are summarized below. In particular, the committee addressed certain performance metrics associated with the Executive Long‑Term Incentive Plan and the Management Incentive Compensation Plan to further align executives’ interests with those of our stockholders. It is important to note that the impact of some of these changes will not be reflected in the Named Officers compensation reported in the Summary Compensation Table until our fiscal year 2012 executive compensation is reported in our 2013 proxy statement. Based upon these changes and the majority Say-on-Pay vote of our stockholders, the committee did not implement changes as a direct result of the Say‑on‑Pay vote. The Board and the committee will nevertheless continue to explore the manner in which the Company’s executive compensation program could be improved.
The agenda for each meeting of the Compensation Committee is prepared and approved by the Chairman of the committee in advance of the meeting. The Chairman of the committee may, but is not required to, invite members of management to attend portions of meetings as deemed appropriate. The CEO and our Vice President Human Resources typically attend committee meetings, but do not attend executive sessions unless invited by the committee for a specific purpose. None of our Named Officers are members of the committee.
Each of the elements of our executive compensation program is discussed in more detail below, along with a discussion of the specific compensation decisions that were made during the Transition Period.
Elements of Executive Compensation
As described above, the aggregate compensation paid to our executives is comprised of three primary components: base salary, annual incentive compensation and long-term incentive compensation. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program, the compensation objective or objectives that it is designed to achieve and the characteristics of each compensation element.

Element	Purpose	Characteristics
Base Salary	To attract and retain qualified executives; to provide a minimum, fixed rate of pay for an individual’s skills, experience and performance	Not at risk; eligible for annual merit increases and adjustment for changes in job scope and pay relative to market
Short-Term Incentives	To attract and retain qualified executives; to motivate and reward achievement of annual Company goals for executives	At risk; annual performance-based cash or stock award; amount earned will vary based on actual results achieved relative to Company target results
Long-Term Incentives	To align interests of executives with stockholders; to reward stock price appreciation and executive service over time	Majority or substantial proportion of long-term incentive compensation is usually performance-based; amount realized will depend upon qualifying performance and service criteria
Retirement Benefits	To attract and retain qualified executives; to encourage long‑term service with the Company	Both fixed and variable aspects; defined contribution amounts vary based on contributions and asset returns
Other Benefits	To attract and retain qualified executives	Not at risk; costs generally fixed
Change in Control and Retention Agreements	To attract and retain qualified executives; to provide continuity of leadership team leading up to and after a change in control	Contingent compensation; provides for continued employment upon a change in control and severance benefits if an executive’s employment is terminated following a change in control
The Compensation Committee believes that it is important that a significant portion of our Named Officers’ compensation is linked to our future performance in order to maximize stockholder value. Accordingly, aggregate compensation paid to our Named Officers is weighted towards annual incentive and long-term compensation, both of which are largely or partially at risk if we do not achieve our operating and strategic objectives. This strategy reflects our pay-for-performance philosophy. For purposes of this discussion, both the short-term incentive compensation and long-term incentive compensation related to stock option and restricted stock awards are considered at risk.
The Compensation Committee determines and approves aggregate compensation packages for each of our Named Officers based upon a number of factors, including the executive’s position, experience and performance (particularly over the past year, if applicable), as well as competitive market data and retention concerns. The Company’s Vice President Human Resources provides assistance to the CEO and the committee in preparing market data relevant to executive compensation programs. The committee considers the compensation levels of executives at peer companies who hold equivalent positions or have substantially similar levels of responsibility. The companies comprising this peer group are generally comparable in size to the Company and participate in industries comparable or closely related to those in which the Company participates. The peer group includes: Advanced Analogic Technologies, Inc., Alliance Fiber Optic Products, Inc., AuthenTec, Inc., AXT Inc., Exar Corp., GSI Technology, Inc., IEC Electronics Corp., Inphi Corporation, Kopin Corp., MaxLinear, Inc., Maxwell Technologies, Inc., Nortech Systems Inc., Pericom Semiconductor Corp., Pixelworks, Inc., PLX Technology, Inc., Ramtron International Corp., Rubicon Technology, Inc., SigmaTron International, Inc., Spire Corp., Supertex, Inc., The LGL Group, Inc., Tii Network Technologies, Inc., TranSwitch Corp., Video Display Corp. and Volterra Semiconductor Corporation (the “Compensation Comparator Group”).
The Compensation Committee considers the forms in which total compensation will be paid to our Named Officers and seeks to achieve an appropriate balance between base salary, short-term incentive compensation and long‑term incentive compensation in order to maintain the amount and type of compensation within competitive parameters as well as to achieve long‑term growth of the Company. The committee evaluates the size of each element based on the Compensation Comparator Group as well as individual contribution and Company performance. The percentage of compensation that is contingent on achievement of performance criteria increases in relationship to a Named Officer’s responsibilities within the Company. The at-risk performance based short‑term and long‑term compensation typically makes up a greater percentage of total compensation of our most senior Named Officers. Each element of our executive compensation program and the rationale for providing each element is presented below.
Our CEO considers the Named Officers’ qualifications, experience, length of service, scope of responsibilities and past performance, as well as compensation surveys and competitive pay practices, in recommending their compensation to the committee. The CEO also evaluates each of the other Named Officer’s performance during the fiscal year, including accomplishments, areas of strength and areas for development. This evaluation is based on the CEO’s knowledge of each of the other Named Officer’s performance as well as the Named Officer’s self evaluation.

The Compensation Committee has the right to retain the services of outside consultants to assist with and make recommendations regarding executive compensation levels, practices and programs. In preparation for review of our executive compensation program the committee selected and engaged Towers Watson as its independent consultant to provide advice on the compensation program arrangements including the annual and long-term incentive plans. Towers Watson provided analysis of executive compensation programs by way of competitive market pay analysis, long-term incentive program design data, pay philosophy, percentile market data and other general Compensation Comparator Group data. Towers Watson does not provide any additional consulting or other services to the Company.
Base Salary
Base salaries are paid on a current or cash basis, and are reviewed annually with adjustments, if any, based upon base salary levels of the Compensation Comparator Group, the recent performance of the Company, budgets for base salary expense in the Company’s operating plan, salary survey comparisons provided by outside consulting firms, the executives’ individual performance and, for Named Officers other than the CEO, the recommendation of the CEO.
Management continued a base salary freeze for all executives, including the Named Officers, during fiscal year 2011 that was effective for fiscal year 2010 due to the deterioration in economic conditions in the industrial sector, the economy in general and in light of the continued uncertainty of the economic conditions in the industrial sector. Following these two fiscal years of base salary freeze, in August 2011, the Compensation Committee undertook its Transition Period review of base salaries of the Named Officers to consider whether an adjustment would be warranted. Based on its review of survey data, market trends, the Company’s performance and general economic conditions existing at the time, the Compensation Committee concluded that a performance-based merit base salary increase was warranted. See the Salary column in the Summary Compensation Table on page 26 of this Proxy Statement.
The performance-based merit salary increases for our CEO and CFO were designed to take into account that neither Named Officer had an increase in base salary since fiscal year 2008 and to begin targeting compensation levels generally at or near the market median (in some cases higher for retention purposes). The transition to targeting median pay is a process that will entail several phases and will not occur in a single year. The adjustments to our CEO and CFO’s base salary were not made in isolation to other components of their executive compensation. As noted below, the CEO and CFO’s percentage of base salary target associated with the Management Incentive Compensation Plan or bonus program was respectively adjusted from 100% to 80% and from 75% to 60% for the Transition Period and for fiscal year 2012 as compared to fiscal year 2011. Similarly, the percentage of base salary target associated with our CEO and CFO Transition Period Executive Restricted Stock Retention Incentive Award program and the fiscal year 2012 Executive Long-Term Incentive Plan was respectively adjusted from 100% to 85% and from 67% to 55% as compared to fiscal year 2011.
Second Amended and Restated 2004 Stock Incentive Plan
The Company adopted the Second Amended and Restated 2004 Stock Incentive Plan in November 2009, as amended in November 2011 (“2004 Plan”). The purpose of the 2004 Plan is to enable the Company to attract, retain and motivate its officers and other key employees, and to further align their interests with those of the stockholders of the Company by providing for or increasing the respective equity interests of such persons in the Company.
The 2004 Plan includes the following material provisions: (i) the maximum aggregate number of shares of common stock that may be subject to awards is 335,000 shares; (ii) a fungible share pool structure was implemented under which option and stock appreciation right awards will be counted against the issuable share limit as one share of common stock, and incentive bonus payable in stock, incentive stock and incentive stock unit awards will be counted as 1.14 shares of common stock; and (iii) the form of payment of any incentive bonus may include cash, shares of common stock or any combination of cash and common stock.
Short-Term Incentives—Annual Compensation
Annual incentive compensation is a key component of the Compensation Committee’s pay-for-performance philosophy. The Company’s Management Incentive Compensation Plan (“MICP”) is a bonus plan that rewards eligible participants, including Named Officers and key employees, for achievement of predetermined target performance. The committee established performance objectives for the Transition Period based on the Transition Period operating plan in August 2011. Awards under the MICP are made in the form of cash which is authorized for payment under the 2004 Plan.
The Transition Period MICP participants are divided into several classifications which had target incentive award levels, reduced for the six‑month Transition Period, ranging from 3.75% to 40% of base salary at the end of the Transition Period. Participants’ classification is commensurate with what we believe is the relative impact a participant can have on the Company’s performance. The Transition Period target incentive award percentages assigned to the Company’s Named Officers, reduced for the six‑month Transition Period, ranged from 17.50% to 40%. Prior to applying the Transition Period

50% proportionate reduction in target incentive award levels, the percentage of base salary associated with our CEO and CFO Transition Period MICP was respectively adjusted to 80% from 100% in fiscal year 2011 and to 60% from 75% in fiscal year 2011. The committee determined these adjustments were appropriate to align the percentages of base salary subject to potential short-term incentive compensation within competitive parameters.
The MICP component of the 2004 Plan focuses leadership attention on achievement of Transition Period planned audited adjusted EBITDA, revenue and average working capital percentage of sales results. The audited adjusted EBITDA metric is defined as the Company’s operating profit plus non-cash expenses of depreciation, pension expense, stock compensation expense and MICP provisions recorded during the Transition Period. For the Transition Period, MICP awards were based 50% toward Transition Period achievement of audited adjusted EBITDA, 30% toward the Transition Period revenue achievement and 20% toward Transition Period average working capital percentage of sales results. While the three objectives for the transition period operate independently of one another, in order for the participants to receive a payment exceeding 100% of the target level for any one objective, all three objectives must reach 100% of their target levels. The Transition Period adjusted EBITDA threshold level was $6.89 million, the target level was $7.33 million and the maximum level was $8.31 million. The Transition Period revenue threshold level was $50.4 million, the target level was $56 million and the maximum level was $62 million. The Transition Period average working capital percentage of sales threshold level was 16.58%, the target level was 15.75% and the maximum was 15%. Amounts achieved between the threshold and target amounts would result in the MICP awards being granted on a pro‑rata basis and if 100% of the target level is achieved for all three objectives, amounts achieved between the target and maximum amounts would result in the MICP awards being granted on a pro‑rata basis.
With respect to the Transition Period EBITDA, revenue and average working capital percentage of sales objectives, we achieved approximately $8.44 million in EBITDA, and approximately $58.7 million in revenue and approximately 14.7% in average working capital percentage of sales, resulting in a payout of 100% with respect to EBITDA, 45% with respect to revenue and 40% with respect to average working capital of sales. For the Transition Period MICP awards for our Named Officers, see the Non‑Equity Incentive Plan Compensation column in the Summary Compensation Table on page 26 of this Proxy Statement.
The Compensation Committee reviewed and approved the MICP component of the 2004 Plan establishing performance targets for fiscal year 2012 at its February 2012 committee meeting. The MICP for fiscal year 2012 is weighted 50% toward audited adjusted EBITDA financial results, 30% toward revenue achievement and 20% toward average working capital percentage of sales results. While the three objectives for fiscal year 2012 operate independently of one another, in order for the participants to receive a payment exceeding 100% of the target level for any one objective, all three objectives must reach 100% of their target levels.
Long-Term Incentives—Equity Compensation
The Compensation Committee believes that a significant component of the compensation paid to our executives over the long-term should be derived from stock-based compensation. The committee determines the type of equity awards that are to be granted, which have historically been grants of restricted stock or stock options under our stock incentive plans. We believe that stock price appreciation and stock ownership in the Company are a valuable incentive to our executives and that grants of restricted stock and stock options to them serves to further align their interests with the interests of our stockholders as a whole and encourages our executives to manage the Company in its best long-term interests.
Stock Options and Restricted Stock
Stock options align executives’ interests with those of our stockholders, as options only have realizable value if the share price of Magnetek’s stock increases relative to the exercise prices of the options, which are set at the time of grant of such options. Restricted stock, which are shares of our common stock that are subject to forfeiture and certain other restrictions until the shares vest, is granted to executives in part to facilitate retention and, for newly hired executives, recruitment. Restricted stock is also granted to executives in part to facilitate and incentivize performance. The Compensation Committee determines, on a discretionary basis, whether to grant stock options and restricted stock awards as well as the amount of shares of common stock subject to, and the terms of, the grants, based on an executive or key employee’s position within the Company, the recommendations of the CEO, and competitive market data. Stock awards have been considered historically, except in the case of our non-employee Directors, new hires, promotions or other special situations, at the Compensation Committee’s August meeting. With the change in our fiscal year, which historically ended on the Sunday nearest June 30 of the calendar year, and now ending on the Sunday nearest December 31, stock awards shall be considered at the Compensation Committee’s February meeting.
For the Transition Period, the Compensation Committee reviewed and approved at its August 2011 committee meeting the Executive Restricted Stock Retention Incentive Award program, a stock award plan that awards eligible employees, including Named Officers Peter M. McCormick, President and Chief Executive Officer; Marty J. Schwenner, Vice President and Chief Financial Officer; Michael J. Stauber, Vice President, Corporate Controller and Chief Accounting Officer; Hungsun S. Hui, Vice President Operations; and Scott S. Cramer, Vice President, General Counsel and Corporate Secretary and other key employees, based upon a retention award divided into several tiers of base salary in effect at the commencement of the Transition Period and allocated by tier by weighted percentage and weighted for the six-month transition period with a minimum award of 10,000 shares of restricted stock in accordance with the 2004 Plan.
The Transition Period Executive Restricted Stock Retention Incentive Award program participants, including Named Officers, are divided into several tiers with award levels ranging from 33% to 85% of base salary allocated by tier by weighted percentage for retention awards ranging from 50% to 65% and reduced by one‑half taking into account the six‑month Transition Period. The retention awards have a cliff vesting after three years from the awards grant date of August 22, 2011. The percentage of base salary associated with our CEO and CFO Transition Period Executive Restricted Stock Retention Incentive Award program was respectively adjusted to 85% from 100% in fiscal year 2011 and to 55% from 67% in fiscal year 2011 prior to applying the 50% proportionate reduction applicable to the Transition Period. The committee determined these adjustments were appropriate to align the percentages of base salary subject to potential long‑term incentive compensation within competitive parameters.
The grant date fair value of the restricted stock and stock options awarded to the Named Officers in the Transition Period, as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 is shown in the “Grant Date Fair Market Value of Stock and Option Awards” column of the Grants of Plan-Based Awards Table on page 29 of this Proxy Statement.
The Company’s Executive Long-Term Incentive Plan (“ELTIP”) for fiscal year 2012 was approved by the Compensation Committee in February 2012. The ELTIP is an incentive plan that rewards eligible participants, including Named Officers and key employees, comprised of two award elements, a retention award and a performance award based on achievement of long-term performance measures. The committee established the performance parameters and objectives in February 2012. The committee emphasized the performance component and focus of the ELTIP for our CEO and CFO by increasing their weighted percentage for the performance element of the award to 60% from 50% during fiscal year 2011 and decreasing the weighted percentage to 40% from 50% during fiscal year 2011 for the retention element of the award. The higher proportion of the performance element of the award is consistent with the committee’s belief and commitment of linking our executive compensation program with performance. The committee reviews these weighted allocations on an annual basis. The performance objectives are weighted 100% toward growth in the Company’s enterprise value measured over a three-year cumulative period from fiscal year 2012 through fiscal year 2014. The enterprise value is defined as the Company’s market capitalization plus debt and the net present value of future pension funding requirements less cash and cash equivalents. Awards under the ELTIP are made in the form of shares of restricted common stock pursuant to the 2004 Plan.
Retirement Benefits
The Company maintains the Magnetek FlexCare Plus Retirement Pension Plan (the “Retirement Plan”), a defined benefit pension plan that covers certain employees. Effective October 29, 2002, the Retirement Plan was frozen with respect to new participants and effective June 30, 2003, the Retirement Plan was frozen with respect to existing participants.
Although the Retirement Plan is a defined benefit plan, each non-union participating employee’s accrued benefit is determined by the “cash balance” credited to the employee’s retirement account prior to June 30, 2003. The accounts are maintained for bookkeeping purposes only. After June 30, 2003, the date the Retirement Plan was frozen with respect to existing participants, compensation-based account credits were discontinued.
In the Transition Period, Messrs. McCormick, Schwenner and Hui were entitled to pension benefits under the Retirement Plan. We provide defined benefit pensions to the above Named Officers because we provide similar benefits to most of our U.S. employees who were employed by the Company for a consecutive five-year period before October 29, 2002.
All of our Named Officers participate in the Magnetek Flexcare Plus Retirement Savings Plan (the “Savings Plan”), a 401(k) tax-qualified retirement savings plan. Under the Savings Plan, participating employees may contribute a portion of their compensation on a pre-tax basis and possibly a portion of their compensation on an after-tax basis or up to the IRS limit, whichever is lower. The Company matched up to 50% of the first 6% of participating employees’ pre‑tax contributions during the Transition Period. All of our Named Officers, except Mr. Cramer, received this Company contribution and the amounts for the Transition Period are presented in the Summary Compensation Table and All Other Compensation Table respectively on pages 26 and 28 of this Proxy Statement.

Other Benefits
Our Named Officers also either participate or are eligible to participate in our other benefit plans and programs on the same terms as our other employees. In addition to the plans described above, these plans include our medical and dental insurance, term life insurance, long-term disability insurance, voluntary benefit plan and paid time-off plan. The value of other benefits, in total and itemized, provided by the Company to the Named Officers in Transition Period are presented in the Summary Compensation Table and All Other Compensation Table respectively on pages 26 and 28 of this Proxy Statement.
Employment, Change in Control and Other Agreements
We have change in control agreements with two of our Named Officers, Messrs. McCormick and Schwenner, which provide for the payment of severance benefits upon a change in control of the Company, provided the Named Officer is terminated within a two-year period of time following such change in control. During the Transition Period, the Company did not extend or materially amend these existing change in control agreements. Severance payments made to these Named Officers, when they are terminated without cause, generally include (i) payment of one and one-half times the sum of their annual salary and the amount of their target bonus for the fiscal year in progress, (ii) immediate vesting of all unvested stock options which then become exercisable for one year, (iii) immediate vesting of all unvested restricted stock which becomes free of all contractual restrictions, (iv) continued health coverage for 18 months or until he receives benefits from another employer, (v) outplacement services not in excess of 17% of the Named Officer’s annual base salary and (vi) if applicable, a tax gross-up payment.
The Board of Directors, upon recommendation of the Compensation Committee, has approved a form of retention agreement for certain vice president level officers of the Company, including any elected or appointed vice president. We have retention agreements with three of our Named Officers, Messrs. Hui, Stauber and Cramer. The retention agreement provides for the payment of severance benefits upon a change in control within a one-year period after the change in control. Severance payments made to these officers, when their employment is terminated without cause, generally include: (i) payment of one year’s salary and the target bonus for the fiscal year in progress, (ii) continuation of health benefits for six months, (iii) immediate vesting of all outstanding stock options and restricted stock awards, with a one year exercise period for vested options and (iv) outplacement services having a cost to the Company of not more than 10% of the vice president’s annual base salary. The vice president retention agreements do not include an excise tax gross-up provision.
We believe these agreements are a fair reward for hard work and value creation, assist us in retaining these executives, and provide incentives for them to remain with us during periods of uncertainty at the end of which such executives may not be retained. The Named Officers with change in control agreements or retention agreements, as well as the value of potential payments upon a change in control, and the amount of excise tax gross up, if any, are presented in the Employment, Severance and Change in Control Agreements and Other Arrangements Table on page 32 of this Proxy Statement. The change in control agreements and retention agreements do not provide benefits if employment is terminated for cause, death or disability or if employment is voluntarily terminated by the Named Officer or other vice president without good reason, as defined in the change in control agreements and retention agreements. The definition of change in control for both types of agreements includes any event described as a change in control in the 2004 Plan and any event which results in the Board of Directors ceasing to have at least a majority of its members serve as continuing directors.
Recoupment Policy
In addition to other remedies available to the Company, in the event the Company is required to prepare an accounting restatement of the financial statements of the Company resulting from material non‑compliance with financial reporting requirements under applicable securities laws, the Company will seek to recover from all current and former executive officers who received incentive-based compensation during the three‑year period preceding the date of such restatement any such compensation that was paid to such executive officers in excess of the amount of what would have been paid under the restated financial statements.
Stock Ownership Guidelines
Our Named Officers have tiered guidelines such that each Named Officer must own a specified amount of qualifying shares with a market value equal to a specified multiple of annual base salary within five years from adoption of the guidelines or the date of his or her appointment as a Named Officer. The multiples are three for our CEO, two for our CFO and one for our applicable vice presidents. Each of our Directors must own qualifying shares with a market value of three times such Director’s annual retainer within five years from the original dates of his or her appointment or election.

Tax Policy
Section 162(m) of the Internal Revenue Code limits our deductibility of cash compensation in excess of $1 million paid to the CEO and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Total cash compensation is within $1 million for all Named Officers for the Transition Period and therefore all compensation should be deductible by us. The Compensation Committee has considered and will continue to consider deductibility in structuring compensation arrangements. However, the committee retains discretion to provide compensation arrangements that it believes are consistent with the goals described above and in the best interests of the Company and our stockholders, even if those arrangements are not fully deductible under Section 162(m).
Our incentive bonuses are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, we should be allowed to deduct compensation related to incentive bonuses.
If payments to two of our Named Officers, Messrs. McCormick and Schwenner, under their change in control agreements are determined to be “excess parachute payments” under section 280G of the Internal Revenue Code and are subject to an excise tax, we will pay the affected Named Officer’s excise tax, and make needed gross-up payments, so that such Named Officer is in the same position he would have been in had the excise tax not been assessed. The excise tax is sometimes assessed on payments made to certain individuals in connection with a change in control of the Company, when the payments are unusually large when compared with the individual’s historic pay. The tax can be assessed on accelerated vesting of equity awards and on certain severance payments made to the individual if the individual is terminated after a change in control. We have agreed to gross-up Messrs. McCormick and Schwenner for any such exercise taxes because we believe these Named Officers should be entitled to the full economic benefit of the payments they would otherwise receive, even though we would not be able to take a tax deduction on those gross-up payments.
SUMMARY COMPENSATION TABLE
The table below summarizes information concerning compensation for the Transition Period of those persons who were at January 1, 2012: (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our other Named Officers.

Name and Principal Position	Year (1)	Salary $	Bonus $	Stock Awards $ (2)	Option Awards $ (3)	Non-Equity Incentive Plan Compensation $ (4)	Non-qualified Deferred Compensation Earnings $ (5)	All Other Compensation $ (6)	Total $
Peter M. McCormick (a) President & Chief Executive Officer	6 MO 2011	184,075	-	78,000	-	273,504	-	8,913	544,492
	FY 2011	300,000	-	94,174	205,827	482,100	-	16,792	1,098,893
	FY 2010	300,000	-	153,260	-	-	1,749	15,401	470,410
	FY 2009	294,808	-	-	417,030	-	3,789	23,264	986,037
Marty J. Schwenner (b) Vice President & Chief Financial Officer	6 MO 2011	144,257	-	40,300	-	160,776	-	9,135	354,468
	FY 2011	235,000	-	115,000	42,450	283,234	-	14,938	690,622
	FY 2010	235,000	-	88,125	-	-	2,141	15,353	340,619
	FY 2009	235,000	-	-	69,505	158,398	4,637	23,073	490,613
Hungsun S. Hui (c) Vice President, Operations	6 MO 2011	95,515	-	20,800	-	61,811	-	9,895	188,021
	FY 2011	182,027	-	60,069	-	102,381	-	14,494	358,971
	FY 2010	182,027	-	31,854	-	-	-	16,172	230,053
	FY 2009	182,027	-	-	-	57,256	-	21,237	260,520
Michael J. Stauber (d) Vice President, Corporate Controller & Chief Accounting Officer	6 MO 2011	67,546	-	14,300	-	43,659	-	2,129	127,634
	FY 2011	112,695	-	49,600	-	54,236	-	1,437	217,968
	FY 2010	97,475	-	7,310	-	-	-	1,876	106,661
	FY 2009	97,475	-	-	-	13,140	-	2,545	113,160
Scott S. Cramer (e) Vice President, General Counsel & Corporate Secretary	6 MO 2011	112,372	-	23,400	-	72,442	-	503	208,717
	FY 2011	220,000	-	64,175	8,425	123,739	-	1,749	418,088
	FY 2010	71,923	-	74,249	-	-	-	150	146,322
	FY 2009	-		-	-	-	-	-	-

(a)	Mr. McCormick served as Executive Vice President and Chief Operating Officer until he became President and Chief Executive Officer on October 31, 2008.

(b)	Appointed to serve as Vice President and Chief Financial Officer on November 10, 2006.

(c)	Appointed to serve as the Company’s principal operating officer on November 10, 2010 having served as Vice President, Operations since February 12, 2001.

(d)	Appointed to serve as Vice President, Corporate Controller and Chief Accounting Officer on February 28, 2011.

(e)	Appointed to serve as Vice President, General Counsel and Corporate Secretary on March 1, 2010.

(1)
“6 MO 2011” refers to the six-month transition period from July 4, 2011 through January 1, 2012 resulting from a change in the Company’s fiscal year from the Sunday falling nearest to June 30 of each calendar year to the Sunday falling nearest to December 31, with the change to the calendar year reporting cycle beginning January 2, 2012.

(2)
The amounts shown represent the aggregate grant date fair value for awards granted in the Transition Period and in fiscal years 2011 and 2010, computed in accordance with FASB ASC Topic 718, assuming zero forfeitures. For a discussion of the valuation assumptions used, see Note 12 to our Transition Period audited financial statements included in our Transition Report on Form 10-K. The restrictions on restricted stock retention awards are service-based and vest at varying dates, either three or four years from the grant date. The restrictions on restricted stock performance awards are performance–based and vest upon certification of performance criteria attainment, if any, following three years from the grant date.

(3)
The amounts shown represent the aggregate grant date fair value for awards granted in the Transition Period and in fiscal years 2011 and 2010, computed in accordance with FASB ASC Topic 718, assuming zero forfeitures. For a discussion of the valuation assumptions used, see Note 12 to our Transition Period audited financial statements included in our Transition Report on Form 10-K.

(4)
For fiscal year 2010 there was no non-equity incentive plan. Consists of cash awards made under the Company’s Management Incentive Compensation Plan. The amount is based on performance during the fiscal year but is not paid until the following fiscal year.

(5)	Consists of the change in the actuarial present value of the individual’s benefit, including interest earnings, under the Company’s defined benefit pension plan from July 4, 2011 to January 1, 2012.

(6)	Consists of compensation included in the All Other Compensation Table which follows this table.

ALL OTHER COMPENSATION TABLE
The following table sets forth the specific items included in the “All Other Compensation” column of the Summary Compensation Table.

Name	Year (1)	Company Contributions to Defined Contribution Plan $ (2)	Insurance Premiums $ (3)	Other $	Total $
Peter M. McCormick	6 MO 2011	2,850	6,063	-	8,913
	FY 2011	4,500	12,292	-	16,792
	FY 2010	2,827	12,574	-	15,401
	FY 2009	5,750	16,989	525(4)	23,264
Marty J. Schwenner	6 MO 2011	3,187	5,947	-	9,134
	FY 2011	2,937	12,001	-	14,938
	FY 2010	3,187	12,166	-	15,353
	FY 2009	7,413	15,660	-	23,073
Hungsun S. Hui	6 MO 2011	4,341	5,554	-	9,895
	FY 2011	2,731	11,763	-	14,494
	FY 2010	4,448	11,724	-	16,172
	FY 2009	6,648	14,589	-	21,237
Michael J. Stauber	6 MO 2011	1,826	303	-	2,129
	FY 2011	934	503	-	1,437
	FY 2010	928	948	-	1,876
	FY 2009	1,597	948	-	2,545
Scott S. Cramer	6 MO 2011	-	503	-	503
	FY 2011	762	987	-	1,749
	FY 2010	-	150	-	150
	FY 2009	-	-	-	-

(1)
“6 MO 2011” refers to the six-month transition period from July 4, 2011 through January 1, 2012 resulting from a change in the Company’s fiscal year from the Sunday falling nearest to June 30 of each calendar year to the Sunday falling nearest to December 31, with the change to the calendar year reporting cycle beginning January 2, 2012.

(2)	Consists of contributions made by the Company during the Transition Period and in fiscal years 2011 and 2010 under the Magnetek Flexcare Plus Retirement Savings Plan (401(k) plan).

(3)	Includes amounts paid by the Company for medical, term life and long-term disability.

(4)	Includes club membership dues for Mr. McCormick.

GRANTS OF PLAN-BASED AWARDS IN TRANSITION PERIOD TABLE
The following table sets forth the awards, if any, under the 2004 Plan (restricted stock) during the Transition Period.

Name	Grant Date	All Other Stock Awards; Number of Shares of Stock of Units (#) (1)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards ($) (2)
Peter M. McCormick	08/22/11	60,000	-	-	78,000
Marty J. Schwenner	08/22/11	31,000	-	-	40,300
Hungsun S. Hui	08/22/11	16,000	-	-	20,800
Michael J. Stauber	08/22/11	11,000	-	-	14,300
Scott S. Cramer	08/22/11	18,000	-	-	23,400

(1)	Reflects restricted stock awarded under the 2004 Plan.

(2)	Reflects the grant date fair value computed in accordance with FASB ASC Topic 718.
EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table reflects information as of the end of the Company’s Transition Period with respect to securities issuable under the Company’s equity compensation plans (including under the 2004 Plan and under individual compensation arrangements) all of which securities are shares of the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	179,437	$32.67	244,741(1)
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	179,437	$32.67	244,741(1)

(1)
The total number of securities remaining available for future issuance under our equity compensation plans as of the end of the Transition Period includes 175,209 shares under the 2004 Plan and 69,532 shares under the 2010 Non‑Employee Director Stock Option Plan.

OUTSTANDING EQUITY AWARDS AT TRANSITION PERIOD YEAR-END TABLE
The following table sets forth the stock option awards previously granted to the Named Officers which were outstanding at the end of the Transition Period either due to the award not yet being vested or due to the Named Officer’s decision not to exercise vested awards. The table also sets forth restricted stock awards previously granted to the Named Officers or former Named Officer for which the restrictions have not yet lapsed.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Peter M. McCormick	4,000	-	67.20	07/25/12	26,000(3)	$223,860
	3,500	-	51.50	12/23/12
	3,000	-	40.00	07/30/13
	2,500	-	67.00	01/28/14
	3,000	1,000(8)	36.10	01/30/18
	22,500	7,500(9)	23.00	10/31/18
	-	7,647(10)	11.50	08/24/20
	-	20,547(11)	11.50	08/24/20
Marty J. Schwenner	402	-	119.50	04/01/12	20,038(4)	$172,527
	2,000	-	67.20	07/25/12
	1,000	-	33.50	02/21/13
	3,000	-	40.00	07/30/13
	1,000	-	75.50	07/07/14
	3,000	1,000(8)	36.10	01/30/18
	3,750	1,250(9)	23.00	10/23/18
	-	5,815(11)	11.50	08/24/20
Hungsun S. Hui	1,500	-	67.20	07/25/12	9,331(5)	$80,340
	700	-	33.50	02/21/13
	2,500	-	67.00	01/28/14
	1,100	-	80.00	07/01/14
	1,500	500(8)	36.10	01/30/18
Michael J. Stauber	-	-	-	-	4,475(6)	$38,530
Scott S. Cramer	-	1,154(11)	11.50	08/24/20	11,798(7)	$101,581

(1)	All options in the column are vested.

(2)	The market value of shares or units of stock that have not vested per the table above is based on the closing trading price ($8.61) of the Company’s common stock at December 30, 2011.

(3)
Restrictions lapse and vesting occurs on November 11, 2012 as to 10,000 shares, on February 26, 2013 as to 1,811 shares, on August 24, 2013 as to 8,189 shares, and on August 22, 2014 as to 6,000 shares.

(4)
Restrictions lapse and vesting occurs on November 11, 2012 as to 6,930 shares, on August 24, 2013 as to 6,845 shares, and on August 22, 2014 as to 3,100 shares. Vesting occurs as to 3,154 shares following June 2013 upon certification of audited adjusted EBITDA and total stockholder return performance criteria attainment.

(5)
Restrictions lapse and vesting occurs on November 11, 2012 as to 2,508 shares, on August 24, 2013 as to 3,395 shares, and on August 22, 2014 as to 1,600 shares. Vesting occurs as to 1,828 shares following June 2013 upon certification of audited adjusted EBITDA and total stockholder return performance criteria attainment.

(6)	Restrictions lapse and vesting occurs on November 11, 2012 as to 575 shares, on August 24, 2013 as to 800 shares, on February 24, 2014 as to 2,000 shares, and on August 22, 2014 as to 1,100 shares.

(7)
Restrictions lapse and vesting occurs on March 31, 2013 as to 4,419 shares, on August 24, 2013 as to 4,103 shares, and on August 22, 2014 as to 1,800 shares. Vesting occurs as to 1,476 shares following June 2013 upon certification of audited adjusted EBITDA and total stockholder return performance criteria attainment.

(8)	Options vest 25% on each anniversary date of grant and are fully vested on January 30, 2012.

(9)	Options vest 25% on each anniversary date of grant and are fully vested on October 31, 2012 for Mr. McCormick and on October 23, 2012 for Mr. Schwenner.

(10)	Options vest on August 24, 2013.

(11)	Options vest subject to achievement of performance criteria following June 2013 upon certification of audited adjusted EBITDA and total stockholder return performance criteria attainment.
OPTION EXERCISES AND STOCK VESTED FOR TRANSITION PERIOD TABLE
The table includes information related to options exercised by the Named Officers during the Transition Period and the number and value of stock awards vested at the end of the fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
	(#)	($)	(#)	($)
Peter M. McCormick	-	-	-	-
Marty J. Schwenner	-	-	-	-
Hungsun S. Hui	-	-	-	-
Michael J. Stauber	-	-	-	-
Scott S. Cramer	-	-	-	-

(1)	The dollar amounts for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of our common stock on the vesting date.
PENSION BENEFITS FOR TRANSITION PERIOD TABLE
The following table sets forth information with respect to the Company’s Retirement Plan as of January 1, 2012.

	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Peter M. McCormick	10	123,241	-
Marty J. Schwenner	14	150,795	-
Hungsun S. Hui	5	66,610	-
Michael J. Stauber	N/A	N/A	N/A
Scott S. Cramer	N/A	N/A	N/A
The Retirement Plan was frozen in June 2003. As a result, no contribution credits have been accrued to participants’ individual accounts. Rather, the accounts are credited annually with interest income. Messrs. Stauber and Cramer’s employment began after the Retirement Plan was frozen and, therefore, they do not participate in the Retirement Plan.
The lump sum amounts in the Present Value of Accumulated Benefit column of the table represent the participants’ respective cash balances at January 1, 2012.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL
AGREEMENTS AND OTHER ARRANGEMENTS TABLE
The following table presents the estimated payouts that would be made upon a change in control of the Company coupled with a Named Officer’s termination of employment (other than for cause or voluntary retirement or due to his or her death or disability) assuming the change in control occurred as of January 1, 2012. The calculations are intended to provide reasonable estimates, based on the noted assumptions, of the potential benefits payable. The benefits are required to be paid in cash in a single lump-sum payment within five days of the Named Officer’s termination date. The actual amount of severance benefits, including excise tax gross-ups (if any), will depend upon the Named Officers’ base salary, the terms of change in control transaction and the subsequent impact on the Named Officer’s employment. See page 25 of this Proxy Statement for a more detailed description of the terms of the Company’s change in control agreements with Messrs. McCormick and Schwenner and retention agreements with Messrs. Hui, Stauber and Cramer.

Name	Base Salary ($)		Annual Incentive Based Compensation		Stock Options ($) (3)	Restricted Stock Awards ($) (4)	Excise Tax Gross‑Ups ($) (5)	Benefits ($)		Total ($)
Peter M. McCormick	555,000	(1)	444,000	(1)	0	223,860	0	21,600	(6)	1,244,460
Marty J. Schwenner	435,000	(1)	261,000	(1)	0	157,636	0	21,600	(6)	875,236
Hungsun S. Hui	191,128	(2)	66,895	(2)	0	71,709	N/A	7,200	(7)	336,932
Michael J. Stauber	135,000	(2)	47,250	(2)	0	38,529	N/A	7,200	(7)	227,979
Scott S. Cramer	224,000	(2)	78,400	(2)	0	94,612	N/A	7,200	(7)	404,212

(1)	Represents 1.5 times the Named Officer’s base salary and target bonuses of January 1, 2012.

(2)	Represents 1.0 times the Named Officer’s base salary and target bonus as of January 1, 2012.

(3)	Calculation is based on the closing trading price $8.61 of the Company’s common stock at December 30, 2011.

(4)	Calculation is based on the closing trading price $8.61 of the Company’s common stock at December 30, 2011.

(5)
Based on the applicable provisions of the Internal Revenue Code, no amount would be payable for excise and related income taxes owed on severance-related payments under the change in control agreement with Messrs. McCormick and Schwenner following a change in control and termination of employment, as of January 1, 2012. The retention agreements with Messrs. Hui, Stauber and Cramer do not contain a gross-up provision.

(6)	Estimated amount of medical insurance premiums to be provided for 18 months following change in control.

(7)	Estimated amount of medical insurance premiums to be provided for 6 months following change in control.

DIRECTOR COMPENSATION
During the Transition Period, the independent non-employee Directors received the compensation reflected in the following table. Other than as described in this paragraph, none of the non-employee Directors received any other compensation from Magnetek, except for reimbursement of reasonable expenses incurred to attend Board and committee meetings and to perform other relevant Board and committee duties.
DIRECTOR COMPENSATION FOR TRANSITION PERIOD TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
David A. Bloss, Sr.	0	39,000	10,000	0	49,000
Yon Y. Jorden	0	40,000	10,000	0	50,000
Alan B. Levine	0	35,000	10,000	0	45,000
Mitchell I. Quain	0	36,500	10,000	0	46,500
David P. Reiland	0	34,000	10,000	0	44,000

(1)
Reflects the share-based compensation expense during the Transition Period computed in accordance with FASB ASC Topic 718 for outstanding phantom shares of common stock received in lieu of retainer and meeting fees. See Note 12 of the Notes to Consolidated Financial Statements contained in our Transition Report on Form 10-K for the six‑month period ended January 1, 2012, for a discussion of assumptions made in valuation of share-based compensation.

(2)
Reflects the grant date fair value computed in accordance with FASB ASC Topic 718. See Note 12 of the Notes to Consolidated Financial Statements contained in our Transition Report on Form 10-K for the year ended January 1, 2012, for a discussion of assumptions made in valuation of share-based compensation. The options expire ten years from the grant date and vest in 50% increments annually beginning on the first anniversary of the grant date, continuing until the second anniversary.

Form of Payment of Board Fees. On November 9, 2011, the stockholders approved a Director Compensation and Deferral Investment Plan (“DCDIP”) as a successor plan to the Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan. The primary purposes of the DCDIP are (i) to provide non-employee Directors with the opportunity to defer voluntarily a portion of their Director fees, subject to the terms of the DCDIP and (ii) to encourage ownership of common stock by non-employee Directors and thereby align their interests more closely with the interests of the stockholders of the Company. Under the terms of the DCDIP, non-employee Directors are required to receive phantom shares of Magnetek’s common stock in lieu of cash for their annual retainer for Board and committee membership and chairmanship fees. The phantom shares are held in a rabbi trust until January of the calendar year after the Director’s services on the Board of Directors terminates. One phantom share equates to one share of our common stock. A Director may elect to receive payment of meeting fees in quarterly cash payments or in shares of phantom stock, provided the Director timely elects to defer the meeting fees in accordance with the requirements of Section 409A of the Internal Revenue Code, as amended. The annual retainer, chairmanship fees and meeting fees are paid quarterly at the end of each calendar quarter. Currently, all Directors have elected to receive payment of all meeting fees in phantom shares of common stock.
The number of shares of Magnetek’s common stock to be issued to non-employee Directors in lieu of cash on each payment date is equal to (i) the amount of the cash retainer fees or cash meeting fees payable to each Director at the rates then in effect divided by (ii) the fair market value of Magnetek’s common stock as determined on the payment date. No fractional shares may be granted under the DCDIP. Instead, the cash remainder will be paid to the participant.
During the Transition Period, the annual retainer fee for independent, non-employee Directors was $35,000; the annual retainer for committee chairmanship (except Audit Committee chairmanship) was $10,000; the annual retainer for Audit Committee chairmanship was $12,000; the attendance fee for each Board meeting was $1,500; and the attendance fee for each committee meeting was $1,000. For the Transition Period, the non-employee Directors received one‑half of their annual retainer fees.
Equity Awards. Under Magnetek’s 2010 Non-Employee Director Stock Option Plan (the “DSOP”), as amended, each “qualifying” Director (any Director of Magnetek who on the date of the grant is a member of the Board of Directors and is neither an officer nor an employee of Magnetek or any of its subsidiaries) is granted annually, on the last business day of the Company’s fiscal year, a non-qualified option to purchase a number of shares of Magnetek’s common stock as determined by the Board of Directors. The per share exercise price of the option is the fair market value of a share of

Magnetek’s common stock on the date of the grant, and the option term is ten years. In the Transition Period, each non‑employee Director who served on the Board as of the end of the Transition Period received options to purchase 1,866 shares of common stock at an exercise price of $8.48 per share, which was the fair market value of the Company’s stock on December 30, 2011. Fifty percent of the options granted vest on the first anniversary of the grant date and the remaining fifty percent vest on the second anniversary of the grant date.

COMPENSATION COMMITTEE REPORT
The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and included in this Proxy Statement for the 2012 Annual Meeting. In reliance on these reviews and discussions with management, the Compensation Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
This report is submitted by the Compensation Committee:
David A. Bloss, Sr. (Chairman)
Yon Y. Jorden
Mitchell I. Quain

REPORT OF THE AUDIT COMMITTEE
The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the Transition Period ended January 1, 2012 with Magnetek’s management, its internal auditors, and with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm. Both management and representatives of Ernst & Young LLP represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. In connection with the committee’s review of the financial statements, the committee considered and discussed the quality of the financial reporting and disclosures, management’s assessment of the Company’s internal control over financial reporting and Ernst & Young LLP’s evaluation of the Company’s internal control over financial reporting. As required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), the committee also discussed and reviewed with Ernst & Young LLP critical accounting policies and practices, internal controls and the scope of audits performed by Ernst & Young LLP, as well as matters relating to Ernst & Young LLP’s judgment about the quality and acceptability of the Company’s accounting principles as applied in its financial reporting. The committee relies, without independent verification, on the information provided to it and on the representations of management and the independent registered public accounting firm.
The committee met independently with representatives of Ernst & Young LLP to review and discuss their independence from management and the Company, and received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.
The committee has further reviewed all fees paid to Ernst & Young LLP during the fiscal year and has considered the compatibility of Ernst & Young LLP’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s public accounting firm.
Based on the above-mentioned review and discussions with management and the accountants, the Audit Committee recommended to the Board that the audited financial statements be included in Magnetek’s Transition Report on Form 10-K for the Transition Period ended January 1, 2012 for filing with the SEC.
Yon Y. Jorden (Chairman)
David A. Bloss, Sr.
Alan B. Levine

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Based solely upon a review of the forms filed with the SEC by Magnetek’s officers and Directors regarding their ownership of and transactions in the Company’s common stock and upon written representations from the officers and Directors that no additional forms were required, the Company believes that during the Transition Period each officer and Director complied with the Section 16(a) filing requirements of the Securities and Exchange Act of 1934.

ANNUAL MEETING OF STOCKHOLDERS OF
MAGNETEK, INC.
May 1, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch‑tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER
ACCOUNT NUMBER
Vote online/phone until 11:59 PM EDT the day before the meeting.
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2012. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2011 Transition Report on Form 10-K are available at www.magnetek.com in the “Investor Relations” section under “Proxy Online.”

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:
☐FOR ALL NOMINEES	NOMINEES: ¡ David A. Bloss, Sr. ¡ Yon Y. Jorden ¡ Alan B. Levine ¡ Peter M. McCormick ¡ Mitchell I. Quain ¡ David P. Reiland
☐WITHHOLD AUTHORITY FOR ALL NOMINEES
☐FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2012 ending December 30, 2012.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3. Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐

4. The undersigned hereby confers upon the proxies the discretion to act upon such other business as may properly come before said meeting or adjournment thereof.

Receipt of copies of the Transition Report to Stockholders on Form 10-K, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated April 2, 2012 is hereby acknowledged.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MAGNETEK INC.
ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2012
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints PETER M. MCCORMICK and SCOTT S. CRAMER or either of them, attorneys and proxies, to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin, on May 1, 2012 at 10:00 a.m. Central Daylight Time and any adjournment thereof.
This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder named on the reverse side. If no direction is given, this Proxy will be voted FOR Proposals 1, 2 and 3 and in the proxies’ discretion on any other matters coming before the meeting.
(Continued and to be signed on the reverse side)

COMMENTS: